AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY 23, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        Commission File Number 333-127799

                       RICK'S CABARET INTERNATIONAL, INC.
                       ----------------------------------
        (Exact name of small Business Issuer as specified in its charter)

                 TEXAS                                 76-0458229
                 -----                                 ----------
    (State or other jurisdiction of        (IRS Employer Identification No.)
     incorporation or organization)
                                                          5810
                                                          ----
                                              (Primary Standard Industrial
                                                  Classification Code)
          10959 CUTTEN ROAD
            HOUSTON, TEXAS                               77066
            --------------                               -----
        (Address of principal                         (Zip Code)
          executive offices)

                                 (281) 397-6730
                                 --------------
                 Issuer's telephone number, including area code

                                   ERIC LANGAN
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                       RICK'S CABARET INTERNATIONAL, INC.
                                10959 CUTTEN ROAD
                              HOUSTON, TEXAS  77066

                                   Copies to:

                             ROBERT D. AXELROD, ESQ.
                        AXELROD, SMITH & KIRSHBAUM, P.C.
                         5300 MEMORIAL DRIVE, SUITE 700
                              HOUSTON, TEXAS  77007
                                 (713) 861-1996

Approximate date of proposed sale to the public: from time to time after the effective date of this registration statement, as shall be determined by the selling shareholders identified herein.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for such offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                EXPLANATORY NOTES

     This post-effective amendment on Form SB-2 serves as a post-effective amendment to the initial registration statement on Form SB-2. This purpose of this post-effective amendment is to update the financials and other information, and to eliminate or modify information regarding those selling stockholders listed in the initial registration statement who have sold or otherwise ceased beneficial ownership of their shares pursuant to the registration statement.


                                    CALCULATION OF REGISTRATION FEE
                                    -------------------------------

----------------------------------------------------------------------------------------------------
                                                       PROPOSED         PROPOSED
                                                        MAXIMUM          MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
         TO BE REGISTERED            REGISTERED (1)     PER UNIT      OFFERING PRICE      FEE (2)
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.01 par value (3)           220,000  $          3.00  $       660,000  $        77.68
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.01 par value               150,000  $          2.50  $       375,000  $        44.14
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.01 par value               180,000  $          3.75  $       675,000  $        79.45
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.01 par value               200,000  $          2.00  $       400,000  $        47.08
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.01 par value/              360,000  $          5.46  $     2,000,000  $       235.40
Underlying a Convertible Note (4)
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.01 par value/               50,000  $          3.00  $       150,000  $        17.65
Underlying Warrants  (5)
----------------------------------  --------------  ---------------  ---------------  --------------

----------------------------------  --------------  ---------------  ---------------  --------------
TOTAL                                    1,160,000              N/A  $     4,260,000  $       501.40
----------------------------------------------------------------------------------------------------

     (1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers any additional shares of common stock which may become issuable by reason of any stock dividends, stock splits, or similar transactions effected which result in an increase in the number of registrant's outstanding shares of common stock.
     (2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933, as amended. THIS FEE WAS PREVIOUSLY PAID UPON THE FILING OF THE INITIAL FORM SB-2 REGISTRATION STATEMENT.
     (3) Shares of Common Stock issuable upon the conversion of a Convertible Debenture.
     (4) Shares of Common Stock issuable upon the conversion of a Convertible Note with exercise prices ranging from $4.50 to $7.50 per share, with an average weighted conversion price of $5.46 per share.
     (5)  Shares  of  Common  Stock  issuable  upon  the  exercise  of Warrants.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION sTATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES  ACT  OF  1933  OR  UNTIL  THE  REGISTRATION  STATEMENT  SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MAY 23, 2006

                       RICK'S CABARET INTERNATIONAL, INC.
                         552,100 SHARES OF COMMON STOCK

This prospectus relates to the offering for resale of up to 222,100 shares of our common stock, $0.01 par value ("Common Stock") currently held by certain selling stockholders, 220,000 shares of Common Stock issuable upon the conversion of a Debenture currently held by a selling stockholder, 60,000 shares of Common Stock issuable upon the conversion of a Convertible Note currently held by a selling stockholder, and 50,000 shares of Common Stock issuable upon the conversion of warrants. For a list of the selling stockholders, please see "Selling Stockholders." We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We may, however, receive the benefit of proceeds upon the conversion of the Debenture and/or the Convertible Note held by certain selling stockholders for
which  we  are  registering  the  underlying  shares  of  Common  Stock.   Upon
conversion of any portion of the Debenture and/or the Convertible Note, we will apply the proceeds received directly to the debt for which the Debenture and/or Convertible Note was issued and the principal amount(s) of the Note and/or the Debenture will be reduced accordingly. Additionally, we may receive proceeds of approximately $300,000 upon the exercise of warrants, which we would apply toward general operating expenses. We will bear all expenses, other than selling commissions and fees of the selling stockholders, in connection with the registration and sale of the shares being offered by this prospectus.

These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our Common Stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Our common stock is quoted on the NASDAQ SmallCap Market under the symbol "RICK." On May 11, 2006, the last reported sales price of our Common Stock was $7.33 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISKS. PLEASE REFER TO THE "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS _________ __, 2006.

                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . .   1
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . .   2
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS .   8
THE BUSINESS . . . . . . . . . . . . . . . . . . . . . . . .   9
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . .   18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATION . . . . . . . . . . . .   20
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . .   31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
  ON ACCOUNTING AND FINANCIAL DISCLOSURE . . . . . . . . . .   32
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . .   32
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS   33
SECURITY OWNERSHIP OF CERTAIN
  BENEFICAL OWNERS AND MANAGEMENT. . . . . . . . . . . . . .   39
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS . . . .   40
SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . .   41
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . .   43
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . .   45
INTEREST OF NAMED EXPERTS AND COUNSEL. . . . . . . . . . . .   47
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . .   47
COMMISSION POSITION OF INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES . . . . . . . . . . . . . . . .   48
WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . .   48
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .   F-1

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled ""Where you can find more information" on page 48 in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the "Company," "we," "us," and "our" refer and relate to Rick's Cabaret International, Inc. and its consolidated subsidiaries.

THE  COMPANY

Our name is Rick's Cabaret International, Inc. We currently own and operate a total of ten adult nightclubs that offer live adult entertainment, restaurant and bar operations. Five of our clubs operate under the name "Rick's Cabaret" and four of the clubs operate under the name "XTC". Our nightclubs are in Houston, Austin and San Antonio, Texas; Charlotte, North Carolina; Minneapolis, Minnesota; and New York, New York. In January 2005, we acquired a club in New York, New York which opened in September 2005. In June 2004, we converted our original Rick's Cabaret nightclub in Houston's Galleria District into "Club Onyx", an upscale venue that welcomes all customers but cater especially to urban professionals, businessmen and professional athletes. We also own or operate premiere adult entertainment Internet websites.

Our online entertainment sites are xxxPassword.com, CouplesTouch.com, CouplesClick.net, and NaughtyBids.com. The site xxxPassword.com features adult content licensed through Voice Media, Inc. CouplesTouch.com and CouplesClick.net are personals sites for those in the swinging lifestyle. Naughtybids.com is our online adult auction site. It contains consumer-initiated auctions for items such as adult videos, apparel, photo sets, adult paraphernalia and other erotica. There are typically approximately 10,000 active auctions at this site at any given time. We charge the seller a fee for each successful auction. All of our sites use proprietary software platforms written by us to deliver the best experience to the user without being constrained by off-the-shelf software solutions.

                                  THE OFFERING

Outstanding    4,901,148 shares (as of May 11, 2006).
Common Stock

Common Stock   Up  to  222,100  shares  of  Common Stock held by certain selling
Offered        stockholders,  220,000  shares  of Common Stock issuable upon the conversion of a Convertible Debenture, 60,000 shares of common stock issuable upon the exercise of a Convertible Note (with conversion prices ranging from $7.00 to $7.50 per share), and 50,000 shares of Common Stock issuable upon the exercise of warrants.

Offering Price Determined  at  the  time  of  sale  by the selling stockholders.

Proceeds We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We may, however, receive the benefit of proceeds upon the conversion of the Debenture and/or the Convertible Note held by certain selling stockholders for which we are registering the underlying shares of Common Stock. Upon conversion of any portion of the Debenture and/or the Convertible Note, we will apply the proceeds received directly to the debt for which the Debenture and/or Convertible Note was issued and the principal amount(s) of the Note and/or the Debenture will be reduced accordingly. Additionally, we may receive proceeds of approximately $300,000 upon the exercise of warrants, which we would apply toward general operating expenses.

               The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Small Cap Market listing fees, blue sky registration and filing fees, and fees and expenses of our counsel and our accountants.

Risk  Factors  The  securities  offered  hereby  involve  a high degree of risk.
               See  "Risk  Factors"  herein.


                                  RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our Common Stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occurs, our business, financial condition or results of operations could be seriously harmed. The trading price of our Common Stock could, in turn, decline and you could lose all or part of your investment.

                  RISKS RELATED TO THE COMPANY AND THE OFFERING

OUR BUSINESS OPERATIONS ARE SUBJECT TO REGULATORY UNCERTAINTIES WHICH MAY AFFECT OUR ABILITY TO CONTINUE OPERATIONS OF EXISTING NIGHTCLUBS ACQUIRE ADDITIONAL NIGHTCLUBS OR BE PROFITABLE.

Adult entertainment nightclubs are subject to local, state and federal regulations. Our business is regulated by local zoning, local and state liquor licensing, local ordinances and state and federal time place and manner restrictions. The adult entertainment provided by our nightclubs has elements of speech and expression and, therefore, enjoys some protection under the First Amendment to the United States Constitution. However, the protection is limited to the expression, and not the conduct of an entertainer. While our nightclubs are generally well established in their respective markets, there can be no assurance that local, state and/or federal licensing and other regulations will permit our nightclubs to remain in operation or profitable in the future.

WE MAY NEED ADDITIONAL FINANCING OR OUR BUSINESS EXPANSION PLANS MAY BE SIGNIFICANTLY LIMITED.

If cash generated from our operations is insufficient to satisfy our working capital and capital expenditure requirements, we will need to raise additional funds through the public or private sale of our equity or debt securities. The timing and amount of our capital requirements will depend on a number of factors, including cash flow and cash requirements for nightclub acquisitions. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our then-existing shareholders will be reduced. We cannot assure you that additional financing will be available on terms favorable to us, if at all. Any future equity financing, if available, may result in dilution to existing shareholders, and debt financing, if available, may include restrictive covenants. Any failure by us to procure timely additional financing will have material adverse consequences on our business operations.

THERE IS SUBSTANTIAL COMPETITION IN THE NIGHTCLUB ENTERTAINMENT INDUSTRY WHICH MAY AFFECT OUR ABILITY TO OPERATE PROFITABLY OR ACQUIRE ADDITIONAL CLUBS.

Our nightclubs face competition. Some of these competitors may have greater financial and management resources than us. Additionally, the industry is subject to unpredictable competitive trends and competition for general entertainment dollars. There can be no assurance that we will be able to remain profitable in this competitive industry.

RISK  OF  ADULT  NIGHTCLUB  OPERATIONS

Historically, the adult entertainment, restaurant and bar industry has been an extremely volatile industry. The industry tends to be extremely sensitive to the general local economy, in that when economic conditions are prosperous, entertainment industry revenues increase, and when economic conditions are unfavorable, entertainment industry revenues decline. Coupled with this economic sensitivity are the trendy personal preferences of the customers who frequent adult cabarets. We continuously monitor trends in our customers' tastes and entertainment preferences so that, if necessary, we can make appropriate changes which will allow us to remain one of the premiere adult cabarets. However, any significant decline in general corporate conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on our business. In addition, we have historically catered to a clientele base from the upper end of the market. Accordingly, further reductions in the amounts of entertainment expenses allowed as deductions from income under the Internal Revenue Code of 1954, as amended, could adversely affect sales to customers dependent upon corporate expense accounts.

PERMITS  RELATING  TO  THE  SALE  OF  ALCOHOL

We derive a significant portion of our revenues from the sale of alcoholic beverages. In Texas, the authority to issue a permit to sell alcoholic beverages is governed by the Texas Alcoholic Beverage Commission (the "TABC"), which has the authority, in its discretion, to issue the appropriate permits. Rick's presently holds a Mixed Beverage Permit and a Late Hours Permit (the "Permits"). These Permits are subject to annual renewal, provided we have complied with all rules and regulations governing the permits. Renewal of a permit is subject to protest, which may be made by a law enforcement agency or by a member of the general public. In the event of a protest, the TABC may hold a hearing at which time the views of interested parties are expressed. The TABC has the authority after such hearing not to issue a renewal of the protested alcoholic beverage permit. While we have never been subject to a protest hearing against the renewal of our Permits, there can be no assurance that such a protest could not be made in the future, nor can there be any assurance that the Permits would be granted in the event such a protest was made. Other states may have similar laws which may limit the availability of a permit to sell alcoholic beverages or which may provide for suspension or revocation of a permit to sell alcoholic beverages in certain circumstances. The temporary or permanent suspension or revocations of either of the Permits or the inability to obtain permits in areas of expansion would have a material adverse effect on the revenues, financial condition and results of operations of the Company.

WE MUST CONTINUE TO MEET THE NASDAQ SMALL CAP MARKET CONTINUED LISTING REQUIREMENTS OR WE RISK DELISTING.

Our securities are currently listed for trading on the Nasdaq Small Cap Market. We must continue to satisfy Nasdaq's continued listing requirements or risk delisting which would have an adverse effect on our business. If our securities are ever de-listed from the Nasdaq, it may trade on the over-the-counter market, which may be a less liquid market. In such case, our shareholders' ability to trade or obtain quotations of the market value of shares of our common stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities. There is no assurance that we will be able to maintain compliance with the Nasdaq continued listing requirements.

IN THE FUTURE, WE WILL INCUR SIGNIFICANT INCREASED COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

In the future, we will incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2007, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

UNINSURED  RISKS

We maintain insurance in amounts we considers adequate for personal injury and property damage to which the business of the Company may be subject. However, there can be no assurance that uninsured liabilities in excess of the coverage provided by insurance, which liabilities may be imposed pursuant to the Texas "Dram Shop" statute or similar "Dram Shop" statutes or common law theories of liability in other states where we operate or expand. The Texas "Dram Shop" statute provides a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person if it was apparent to the server that the individual being sold, served or provided with an alcoholic beverage was obviously intoxicated to the extent that he presented a clear danger to himself and others. An employer is not liable for the actions of its employee who overserves if (i) the employer requires its employees to attend a seller training program approved by the TABC;
(ii) the employee has actually attended such a training program; and (iii) the employer has not directly or indirectly encouraged the employee to violate the law. It is our policy to require that all servers of alcohol working at our clubs be certified as servers under a training program approved by the TABC, which certification gives statutory immunity to the sellers of alcohol from damage caused to third parties by those who have consumed alcoholic beverages at such establishment pursuant to the Texas Alcoholic Beverage Code. There can be no assurance, however, that uninsured liabilities may not arise which could have a material adverse effect on the Company.

LIMITATIONS  ON  PROTECTION  OF  SERVICE  MARKS

Our rights to the tradenames "Rick's" and "Rick's Cabaret" are established under the common law based upon our substantial and continuous use of these trademarks in interstate commerce since at least as early as 1987. "RICK'S AND STARS DESIGN" and "RICK'S CABARET" logos are registered through service mark registrations issued by the United States Patent and Trademark Office ("PTO"). There can be no assurance that these steps taken by the Company to protect its Service Marks will be adequate to deter misappropriation of its protected intellectual property rights. Litigation may be necessary in the future to protect our rights from infringement, which may be costly and time consuming. The loss of the intellectual property rights owned or claimed by us could have a material adverse affect on our business.

ANTI-TAKEOVER  EFFECTS  OF  ISSUANCE  OF  PREFERRED  STOCK

The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series, to fix the number of shares constituting any such series, and to fix the rights and preferences of the shares constituting any series, without any further vote or action by the stockholders. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. The Board's authority to issue Preferred Stock could discourage potential takeover attempts and could delay or prevent a change in control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. There are no issued and outstanding shares of Preferred

Stock; there are no agreements or understandings for the issuance of Preferred Stock, and the Board of Directors has no present intention to issue Preferred Stock.

WE  DO  NOT  ANTICIPATE  PAYING  DIVIDENDS  ON  COMMON SHARES IN THE FORESEEABLE
FUTURE.

Since our inception we have not paid any dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future. We expect that future earnings, if any, will be used for working capital and to finance growth.

FUTURE  SALES  OF  OUR  COMMON  STOCK  MAY  DEPRESS  OUR  STOCK  PRICE.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or as a result of the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock.

THERE  IS  A  LIMITED  PUBLIC  TRADING  MARKET  FOR  OUR  COMMON  STOCK.

Our stock is currently traded on the Nasdaq Small Cap Market under the trading symbol "RICK". There is a limited public trading market for our common stock. Without an active trading market, there can be no assurance of any liquidity or resale value of our common stock, and stockholders may be required to hold shares of our common stock for an indefinite period of time.

OUR  STOCK  PRICE  HAS  BEEN  VOLATILE  AND  MAY  FLUCTUATE  IN  THE  FUTURE.

The trading price of our securities may fluctuate significantly. This price may be influenced by many factors, including:

     -    our  performance  and  prospects;
     -    the  depth  and  liquidity  of  the  market  for  our  securities;
     - sales by selling shareholders of shares issued or issuable in connection with the Debenture and/or Convertible Note;
     -    investor  perception  of  us  and  the  industry  in which we operate;
     -    changes in earnings estimates or buy/sell recommendations by analysts;
     -    general  financial  and  other  market  conditions;  and
     -    domestic  economic  conditions.

Public stock markets have experienced, and may experience, extreme price and trading volume volatility. These broad market fluctuations may adversely affect the market price of our securities.

OUR MANAGEMENT CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CURRENT OUTSTANDING COMMON STOCK AND THEIR INTERESTS MAY CONFLICT WITH THOSE OF OUR SHAREHOLDERS.

As of May 11, 2006, our Directors and executive officers and their respective affiliates collectively and beneficially owned approximately 23.6% of our outstanding common stock, including all warrants exercisable within 60 days. This concentration of voting control gives our Directors and executive officers and their respective affiliates substantial influence over any matters which require a shareholder vote, including, without limitation, the election of Directors, even if their interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have a material adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

WE  ARE  DEPENDENT  ON  KEY  PERSONNEL.

Our future success is dependent, in a large part, on retaining the services of Mr. Eric Langan, our President and Chief Executive Officer. Mr. Langan possesses a unique and comprehensive knowledge of our industry. While Mr. Langan has no present plans to leave or retire in the near future, his loss could  have  a  negative  effect  on  our  operating,  marketing  and  financial performance if we are unable to find an adequate replacement with similar knowledge and experience within our industry. We maintain key-man life insurance with respect to Mr. Langan. Although Mr. Langan is under an employment agreement (as described herein), there can be no assurance that Mr. Langan will continue to be employed by us. The loss of Mr. Langan could have a negative effect on our operating, marketing, and financing performance.

CUMULATIVE  VOTING  IS  NOT  AVAILABLE  TO  STOCKHOLDERS.

Cumulative voting in the election of Directors is expressly denied in our Articles of Incorporation. Accordingly, the holder or holders of a majority of the outstanding shares of our common stock may elect all of our Directors. Management's large percentage ownership of our outstanding common stock helps enable them to maintain their positions as such and thus control of our business and affairs.

OUR DIRECTORS AND OFFICERS HAVE LIMITED LIABILITY AND HAVE RIGHTS TO INDEMNIFICATION.

Our Articles of Incorporation and Bylaws provide, as permitted by governing Texas law, that our Directors and officers shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a Director or officer, with certain exceptions. The Articles further provide that we will indemnify our Directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil litigation or criminal action brought against them on account of their being or having been its Directors or officers unless, in such action, they are adjudged to have acted with gross negligence or willful misconduct.

The inclusion of these provisions in the Articles may have the effect of reducing the likelihood of derivative litigation against Directors and officers, and may discourage or deter stockholders or management from bringing a lawsuit against Directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

The Articles provide for the indemnification of our officers and Directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Texas law. The Articles include related provisions meant to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

We are including the following cautionary statement in this Form SB-2 to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on behalf of us. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Certain statements in this Form SB-2 are forward-looking statements. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes," "expects,"
"anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties are set forth below. Our expectations, beliefs and projections are expressed in good faith and we believe that they have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance that our expectations, beliefs or projections will result, be achieved, or be accomplished. In addition to other factors and matters discussed elsewhere in this Form SB-2, the following are important factors that in our view could cause material adverse affects on our financial condition and results of operations: the risks and uncertainties related to our future operational and financial results, the risks and uncertainties relating to our Internet operations, competitive factors, the timing of the openings of other clubs, the availability of acceptable financing to fund corporate expansion efforts, our dependence on key personnel, the ability to manage operations and the future operational strength of management, and the laws governing the operation of adult entertainment businesses. We have no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

For a discussion of some additional factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 2. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of the prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

                                  THE BUSINESS

Our name is Rick's Cabaret International, Inc. We currently own and operate a total of ten adult nightclubs that offer live adult entertainment, restaurant and bar operations. Five of our clubs operate under the name "Rick's Cabaret" and four of the clubs operate under the name "XTC". Our nightclubs are in Houston, Austin and San Antonio, Texas; Charlotte, North Carolina; Minneapolis, Minnesota; and New York, New York. In January 2005, we acquired a club in New York, New York which opened in September 2005. In June 2004, we converted our original Rick's Cabaret nightclub in Houston's Galleria District into "Club Onyx", an upscale venue that welcomes all customers but cater especially to urban professionals, businessmen and professional athletes. We also own or operate premiere adult entertainment Internet websites.

Our online entertainment sites are xxxPassword.com, CouplesTouch.com, and NaughtyBids.com. The site xxxPassword.com features adult content licensed through Voice Media, Inc. CouplesTouch.com is a personals site for those in the swinging lifestyle. Naughtybids.com is our online adult auction site. It contains consumer-initiated auctions for items such as adult videos, apparel, photo sets, adult paraphernalia and other erotica. There are typically approximately 10,000 active auctions at this site at any given time. We charge the seller a fee for each successful auction. All of our sites use proprietary software platforms written by us to deliver the best experience to the user without being constrained by off-the-shelf software solutions.

Our  website  address  is  www.ricks.com.  We  make available free of charge our
                           -------------
Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC under Securities Exchange Act of 1934, as amended. Information contained in the website shall not be construed as part of this prospectus.

References to us include our 100%-owned, 85%-owned and 51%-owned consolidated subsidiaries.

BUSINESS ACTIVITIES--NIGHTCLUBS

Prior to the opening of the first Rick's Cabaret in 1983 in Houston, Texas, the topless nightclub business was characterized by small establishments generally managed by their owner. Operating policies of these establishments were often lax, the sites were generally dimly lit, standards for performers' personal appearance and personality were not maintained and it was customary for performers to alternate between dancing and waiting tables. The quantity and quality of bar service was low and food was not frequently offered. Music was usually "hard" rock and roll, played at a loud level by a disc jockey. Usually, only cash was accepted. Many businessmen felt uncomfortable in such environments. Recognizing a void in the market for a first-class adult nightclub, we designed Rick's Cabaret to target the more affluent customer by providing a unique quality entertainment environment. The following summarizes our areas of operation that distinguish us:

     Female  Entertainment.  Our  policy  is to maintain high standards for both
     ---------------------
     personal appearance and personality for the topless entertainers and waitresses. Of equal importance is a performer's ability to present herself attractively and to talk with customers. We prefer that the performers we hire be experienced dancers. We make a determination as to whether a particular applicant is suitable based on such factors of appearance, attitude, dress, communication skills and demeanor. At all clubs, except for our Minnesota location, the entertainers are independent contractors. We do not schedule their work hours.

     Management.  We  often  recruit  staff from inside the topless industry, as
     ----------
     well as from large restaurant and club chains, in the belief that management with experience in the sector adds to our ability to grow and attract quality entertainers. Management with experience is able to train new recruits from outside the industry.

     Compliance  Policies/Employees.  We  have  a  policy  of  ensuring that our
     ------------------------------
     business is carried on in conformity with local, state and federal laws. In particular, we have a "no tolerance" policy as to illegal drug use in or around the premises. Posters placed throughout the nightclubs reinforce this policy, as do periodic unannounced searches of the entertainers' lockers. Entertainers and waitresses who arrive for work are not allowed to leave the premises without the permission of management. If an entertainer does leave the premises, she is not allowed to return to work until the next day. We continually monitor the behavior of entertainers, waitresses and customers to ensure that proper standards of behavior are observed.

     Compliance  Policies/Credit  Cards.  We review all credit card charges made
     ----------------------------------
     by our customers. We have in place a formal policy requiring that all credit card charges must be approved, in writing, by management before any charges are accepted. Management is trained to review credit card charges to ensure that the only charges approved for payment are for food, drink and entertainment.

     Food  and Drink.  We believe that a key to the success of our branded adult
     ---------------
     nightclubs is a quality, first-class bar and restaurant operation to compliment our adult entertainment. We employ service managers who recruit and train professional waitstaff and ensure that each customer receives prompt and courteous service. We employ chefs with restaurant experience. Our bar managers order inventory and schedule bar staff. We believe that the operation of a first class restaurant is a necessary component to the operation of a premiere adult cabaret, as is the provision of premium wine, liquor and beer in order to ensure that the customer perceives and obtains good value. Our restaurant operations provide business lunch buffets and full lunch and dinner menu service with hot and cold appetizers, salads, seafood, steak, and lobster. An extensive selection of quality wines is available.

     Controls.  Operational  and  accounting  controls  are  essential  to  the
     --------
     successful operation of a cash intensive nightclub and bar business. We have designed and implemented internal procedures and controls designed to ensure the integrity of our operational and accounting records. Wherever practicable, we separate management personnel from all cash handling so that management is isolated from and does not handle any cash. We use a combination of accounting and physical inventory control mechanisms to maintain a high level of integrity in our accounting practices. Information technology plays a significant role in capturing and analyzing a variety of information to provide management with the information necessary to efficiently manage and control the nightclub. Deposits of cash and credit card receipts are reconciled each day to a daily income report. In addition, we review on a daily basis (i) cash and credit card summaries which tie together all cash and credit card transactions occurring at the front door, the bars in the club and the cashier station, (ii) a summary of the daily bartenders' check-out reports, and (iii) a daily cash requirements analysis which reconciles the previous day's cash on hand to the requirements for the next day's operations. These daily computer reports alert management of any variances from expected financial results based on historical norms. We conduct a monthly independent overview of our financial condition and operating results.

     Atmosphere.  We  maintain  a  high  design  standard  in our facilities and
     ----------
     decor. The furniture and furnishings in the nightclubs are designed to create the feeling of an upscale restaurant. The sound system is designed to provide quality sound at levels where conversations can still take place. The environment is carefully monitored for music selection, entertainer and waitress appearance and all aspects of customer service on a continuous basis.

     VIP  Room.  In  keeping  with  our emphasis on serving the upper-end of the
     ---------
     businessmen's market, some of our nightclubs include a VIP room, which is open to individuals who purchase memberships. A VIP room provides a higher level of service and luxury.

     Advertising  and Promotion.  Our consumer marketing strategy is to position
     --------------------------
     Rick's Cabarets as premiere entertainment facilities that provide exceptional topless entertainment in a fun, yet discreet, environment. We use a variety of highly targeted methods to reach our customers: hotel publications, local radio, cable television, newspapers, billboards, taxi-cab reader boards, and the Internet, as well as a variety of promotional campaigns. These campaigns ensure that the Rick's Cabaret name is kept before the public.

     Rick's Cabaret has received a significant amount of media exposure over the years in national magazines such as Playboy, Penthouse, Glamour Magazine, The Ladies Home Journal, Time Magazine, and Texas Monthly Magazine. Segments about Rick's have aired on national and local television programs such as "Extra" and "Inside Edition", and we have provided entertainers for Pay-Per-View features as well. Business stories about Rick's Cabaret have appeared in The Wall Street Journal, Los Angeles Times, Houston Business Journal, and numerous other regional publications.

NIGHTCLUB  LOCATIONS

We currently operate clubs under the name "Rick's Cabaret" in Houston, Texas, Minneapolis, Minnesota; Charlotte, North Carolina, and New York, New York. We also operate a nightclub in Houston's Galleria District as "Club Onyx", an upscale venue that welcomes all customers but caters especially to urban professionals, businessmen and professional athletes. Additionally, we own four nightclubs in San Antonio, Austin, and Houston, Texas that operate under the name XTC. We also own and operate a sports bar called "Rick's Sports Cabaret". We sold our New Orleans nightclub in March 1999, but it continues to use the name "Rick's Cabaret" under a licensing agreement.

RECENT  NIGHTCLUB  TRANSACTIONS

1. On May 9, 2006, the Company purchased Joint Ventures, Inc., an operator of an adult nightclub in South Houston, Texas, formerly known as Dreamers Cabaret & Sports Bar located at 802 Houston Blvd. The purchase price was for $840,000 paid in cash. The club, located in Houston suburbs, has been converted to an XTC Cabaret.

2. On April 5, 2006, the Company's wholly owned subsidiary, RCI Holdings, Inc. completed the acquisition of real property located at 9009 Airport Blvd., Houston, Texas where the Company currently operates Rick's Sports Cabaret (previously Hummers Sports Bar and XTC South clubs). Pursuant to the terms of the Agreement, the Company paid a total sales price of $1,300,000 which consisted of $500,000 in cash and 160,000 shares of the Company's restricted common stock. As part of the transaction, the Company has agreed to file a registration statement for the resale of such restricted common stock. Additionally, nine months after the filing of the Registration Statement, the Seller shall have the right, but not the obligation, to have the Company buy the shares at a price of $5.00 per share at a rate of no more than 10,000 shares per month until such time as the Seller receives a total of $800,000 from the sale of such shares. Alternatively, the Seller shall have the option to sell such shares in the open market upon the effectiveness of the Registration Statement. The transaction was the result of arms-length negotiations between the parties.

3. On June 10, 2005, our wholly owned subsidiary, RCI Entertainment (North Carolina), Inc., a North Carolina corporation entered into a Purchase Agreement with Top Shelf, LLC, a North Carolina limited liability company and Tony Hege, the holder of Top Shelf's membership interests, to purchase all of the issued and outstanding membership interests of Top Shelf which owned a nightclub known as "The Manhattan Club" located in Charlotte, North Carolina. RCI North Carolina has been managing the Club under the name "Rick's Cabaret" since February 2005.

     The Purchase Agreement provides for a purchase price of $1,000,000 which is payable with 180,000 shares of our common stock (the "Shares") valued at $3.75 per share (the "Value of the Shares") and a seven year promissory note (the "Note") in the amount of $325,000 bearing interest at the rate of 7% per annum. The Note is payable with an initial payment due November 1, 2005, of interest only for the period of time from the date of Closing until October 31, 2005, plus a principal reduction payment in the amount of $3,009.29. Thereafter, RCI North Carolina will make eighty-three
     (83) successive equal monthly payments commencing December 1, 2005, of principal and interest in the amount of $4,905.12 until paid in full. The
     Note  is  secured  by  the  assets  of  RCI  North  Carolina.

     The results of operations of the club are included in our consolidated statement of operations from February 1, 2005, when we assumed risk of loss for the club's operations under a management agreement.

4. On March 31, 2005, we entered an Stock Purchase Agreement with MBG Acquisition, LLC, a Delaware limited liability company to sell all of the issued and outstanding shares of RCI Entertainment (Houston), Inc., our wholly owned subsidiary, which owned and operated an adult entertainment cabaret known as Rick's Cabaret - South located at 15301 Gulf Freeway, Houston, Texas. The Agreement provided for a sales price of $550,000, which was paid in cash upon closing. We recorded a gain of $291,987.

     The club's business was accounted for as discontinued operations under accounting principles generally accepted in the United States of America and therefore, the club's results of operations and cash flows have been removed from the Company's consolidated results of continuing operations and cash flows for all periods presented in this document and such assets and liabilities as of September 30, 2004 have been netted in one line item on the balance sheet.

5.   On September  15, 2004, our wholly-owned subsidiary, RCI Entertainment (New
     York), Inc., a New York corporation, entered into a definitive Stock Purchase Agreement with Peregrine Enterprises, Inc., a New York corporation and its shareholders, pursuant to which RCI New York agreed to purchase all of the shares of common stock of Peregrine. Peregrine owned and operated an adult entertainment cabaret located in midtown Manhattan. The cabaret club is located near the Empire State Building and Madison Square Garden, and is less than 10 blocks from Times Square. We completed this transaction on January 18, 2005.

     Under the terms of the Stock Purchase Agreement, the purchase price of the transaction was $7,625,000, payable $2,500,000 in cash at closing and $5,125,000 payable in a promissory note bearing simple interest at the rate of 4.0% per annum. The Promissory Note is payable commencing 120 days after Closing as follows: (a) the payment of $58,333.33 per month for twenty-four
     (24) consecutive months; (b) the payment of $63,333.33 for twenty-four (24) consecutive months; (c) the payment of $68,333.33 for twelve (12) consecutive months; and (d) a lump sum payment of the remaining balance to be paid on the sixty-first (61st) month. $2,000,000 of the principal amount of the Promissory Note is convertible into shares of our restricted common stock at prices ranging from $4.00 to $7.50 per share. As of May 11, 2006, the Holder of the Note had converted a total of $1,575,000 of the debt into shares of our restricted common stock. The parties also entered a Stock Pledge Agreement and Security Agreement to secure the Promissory Note.

     Upon closing of the transaction, the owners of Peregrine entered into a five-year covenant not to compete with Peregrine, RCI New York or the Company. After an extensive renovation, we opened the club in September 2005 as "Rick's Cabaret", which occupies 10,000 square feet on three levels, with an additional 4,000 square feet available for office space.

     The results of operations of the club are included in our consolidated statement of operations from January 18, 2005.

6. On March 3, 2004, we acquired the assets and business of a 7,000 square foot gentlemen's club in North Houston, which became our fourth XTC Cabaret. As a part of the transaction, we entered into a new five-year lease with an option for five additional years. The $265,000 all-cash purchase transaction generated goodwill of $20,000 and property and equipment at $245,000.

     The results of operations of this new venue are included in the accompanying consolidated financial statements from the date of acquisition.

7. In April 2003, we organized RCI Ventures, Inc. to acquire Nocturnal Concepts, Inc., which operates as an addition to our XTC Cabaret group, called "XTC Galleria". As part of this transaction, we transferred our ownership of Tantric Enterprises, Inc. (our subsidiary that operates Club Encounters) to RCI Ventures, Inc. As a result of these transactions we owned a 51% interest in RCI Ventures, Inc. On September 30, 2004, we sold our shares in RCI Ventures, Inc. to unrelated third parties for $15,000 cash and a $235,000 note receivable with an annual interest rate of 6% over five years. As a part of the transaction, the Purchaser entered into a five-year lease for Club Encounters with an option for five additional years. We recorded a $163,739 deferred gain related to this transaction for the year ended September 30, 2004. The gain will be recognized upon collection of the note receivable.

     The club's business was accounted for as discontinued operations under accounting principles generally accepted in the United States of America and therefore, the club's results of operations and cash flows have been removed from the Company's consolidated results of continuing operations and cash flows for all periods presented in this document.

BUSINESS ACTIVITIES--INTERNET ADULT ENTERTAINMENT WEB SITES

In 1999, we began adult Internet Web site operations. Our xxxPassword.com website features adult content licensed through Voice Media, Inc. We added CouplesTouch.com in 2002 as a dating site catering to those in the swinging lifestyle. We recently purchased CouplesClick.net, a competing site of our CouplesTouch.com site, in order to broaden our membership throughout the United States. As part of this transaction, we organized RCI Dating Services, Inc., which operates as an addition to our internet operations, to acquire CouplesClick.net from ClickMatch, LLC. We transferred our ownership in CouplesTouch.com to RCI Dating and, as a result of the transaction, we obtained an 85% interest in RCI Dating, with the remaining 15% owned by ClickMatch.

Our Internet traffic is generated through the purchase of traffic from third-party adult sites or Internet domain owners and the purchase of banner advertisements or "key word" searches from Internet search engines. In addition, the bulk of our traffic now comes from search engines on which we don't pay for preferential listings. There are numerous adult entertainment sites on the Internet that compete with our sites.

BUSINESS ACTIVITIES--INTERNET ADULT AUCTION WEB SITES

Our adult auction site features erotica and other adult materials that are purchased in a bid-ask method. We charge the seller a fee for each successful auction. Where previously we operated six individual auctions sites, now we have combined these into one main site, NaughtyBids.com, to maximize our brand name recognition of this site. The site contains new and used adult oriented consumer initiated auctions for items such as adult videos, apparel, photo sets and adult paraphernalia. NaughtyBids has approximately 10,000 items for sale at any given time. NaughtyBids.com offers third party webmasters an opportunity to create residual income from web surfers through the NaughtyBids Affiliate Program, which pays third party webmasters a percentage of every closing auction sale in which the buyer originally came from the affiliate webmaster's site. There are numerous auction sites on the Internet that offer adult products and erotica.

TRANSACTION  WITH  VOICE  MEDIA

In May 2002, we purchased 700,000 shares of our own common stock from Voice Media, Inc. for an aggregate price of $918,700 (or $795,302 adjusted for imputed interest) that equals approximately $1.32 per share. That purchase price was below market value on the date of the purchase. Voice Media, Inc. presently owns none of our shares of common stock. These shares are presently held as treasury shares. We may cancel these shares at a later date. The control person of Voice Media, Inc. is Ron Levi, who was a Director until June 2002. The terms of this transaction were the result of arms-length negotiations between Voice Media, Inc. and us. We believe the transaction was favorable to us in view of the market value of our common stock and the payment terms, although no appraisal or fairness opinion was done. All management contracts previously signed relating to the management of xxxPassword.com will remain in effect. Pursuant to the transaction, the payment schedule is as follows:

(a)  The amount  of  $229,675  due  on  January  10,  2003;

(b)  The amount  of  $229,675  due  on  January  10,  2004;

(c)  The amount  of  $229,675  due  on  January  10,  2005;  and

(d)  A final  payment  in  the  amount  of  $229,675  due  on  January 10, 2006.

We  have  made  all  payments  due  under  this  transaction.

TRANSACTION  WITH  TAURUS  ENTERTAINMENT

On June 12, 2003, we entered into an Asset Purchase Agreement with Taurus Entertainment Companies, Inc., whereby we acquired all the assets and liabilities of Taurus in exchange for 3,752,008 shares of Taurus out of the 4,002,008 that we owned plus $20,000 in cash. We also executed an Indemnification and Transaction Fee Agreement with Taurus for which we received $270,000 in cash, with $140,000 payable at closing, $60,000 due on July 15, 2003 and $70,000 due on August 15, 2003. We have received the $60,000 payment and have restructured the remaining balance originally due August 15, 2003, with a note receivable bearing 12% annual interest over a five year term. Taurus is not current in its payment obligation and we have initiated steps to collect the amount owing.

COMPETITION

The adult topless club entertainment business is highly competitive with respect to price, service and location. All of our nightclubs compete with a number of locally owned adult clubs, some of whose names may have name recognition that equals that of Rick's Cabaret or XTC. While there may be restrictions on the location of a so-called "sexually oriented business", there are no barriers to entry into the adult cabaret entertainment market. For example, there are approximately 50 adult nightclubs located in the Houston area, all of which are in direct competition with our Houston cabarets. In Minneapolis, Rick's Cabaret is favorably located downtown and is a short walk from the Metrodome Stadium and the Target Center. There are two adult nightclubs in Minneapolis in direct competition with us. In Charlotte, there are 5 main competitors. We are centrally located with easy access to our location from the airport and the sports stadium. There are approx 16 adult clubs in Manhattan of which 7 compete with Rick's. Only one of those competitors' is located in Mid-town. Rick's location is one block from the Empire State Building and one block from Madison Square Garden. All the local trains have station stops with one block of Rick's location and we are located just 9 blocks from Times Square.

The names "Rick's" and "Rick's Cabaret" and "XTC Cabaret" are proprietary. We believe that the combination of our existing brand name recognition and the distinctive entertainment environment that we have created will allow us to compete effectively in the industry and within the cities where we operate. Although we believe that we are well positioned to compete successfully, there can be no assurance that we will be able to maintain our high level of name recognition and prestige within the marketplace.

We are subject to various federal, state and local laws affecting our business activities. In particular, in Texas the authority to issue a permit to sell alcoholic beverages is governed by the Texas Alcoholic Beverage Commission, which has the authority, in its discretion, to issue the appropriate permits. We presently hold a Mixed Beverage Permit and a Late Hour Permit. These Permits are subject to annual renewal, provided we have complied with all rules and regulations governing the permits. Renewal of a permit is subject to protest, which may be made by a law enforcement agency or by the public. In the event of a protest, the TABC may hold a hearing at which time the views of interested parties are expressed. The TABC has the authority after such hearing not to issue a renewal of the protested alcoholic beverage permit. Rick's has never been the subject of a protest hearing against the renewal of Permits. Minnesota, North Carolina, and New York have similar laws that may limit the availability of a permit to sell alcoholic beverages or that may provide for suspension or revocation of a permit to sell alcoholic beverages in certain circumstances. It is our policy, prior to expanding into any new market, to take steps to ensure compliance with all licensing and regulatory requirements for the sale of alcoholic beverages as well as the sale of food.

In addition to various regulatory requirements affecting the sale of alcoholic beverages, in Houston, and in many other cities, the location of a topless cabaret is subject to restriction by city ordinance. Topless nightclubs in Houston, Texas are subject to "The Sexually Oriented Business Ordinance", which contains prohibitions on the location of an adult cabaret. The prohibitions deal generally with distance from schools, churches, and other sexually oriented businesses and contain restrictions based on the percentage of residences within the immediate vicinity of the sexually oriented business. The granting of a Sexually Oriented Business Permit is not subject to discretion; the Business Permit must be granted if the proposed operation satisfies the requirements of the Ordinance. (See "Legal Proceedings" herein.)

In Minneapolis, we are required to be in compliance with state and city liquor licensing laws. Our location in Minneapolis is presently zoned to enable the operation of a topless cabaret. We were a plaintiff in civil litigation against the defendant City of Minneapolis. On September 16, 2003, the suit was settled mainly on the basis that the City of Minneapolis will enact a late hour's operation ordinance and allows qualifying liquor establishments, including us at our current location, to operate until 3:00 a.m. We believe that, in the long run, the restoration of late hours operation on a permanent basis is preferable to going forward with the litigation and in our best interest.

In San Antonio and Austin, Texas, we are required to be in compliance with city or county sexually oriented business ordinances. In New York, we are required to be in compliance with all state and local laws governing the sale of liquor and zoning for adult oriented businesses. We feel we are in compliance with these laws at this time. In Charlotte we are required to be in compliance with city or county sexually oriented business ordinances.

TRADEMARKS

Our rights to the trademarks "Rick's" and "Rick's Cabaret" are established under common law, based upon our substantial and continuous use of these trademarks in interstate commerce since at least as early as 1987. We have registered our service mark, 'RICK'S AND STARS DESIGN", with the United States Patent and Trademark Office. We have also obtained service mark registrations from the Patent and Trademark Office for the "RICK'S CABARET" service mark. There can be no assurance that the steps we have taken to protect our service marks will be adequate to deter misappropriation.

EMPLOYEES  AND  INDEPENDENT  CONTRACTORS

As of September 30, 2005, we had approximately 443 employees, of which 64 are in management positions, including corporate and administrative operation and approximately 379 of which are engaged in entertainment, food and beverage service, including bartenders, waitresses, and entertainers. None of our employees are represented by a union and we consider our employee relations to be good. Additionally, we have independent contractor relationships with more than 600 entertainers, who are self-employed and perform at our locations on a non-exclusive basis as independent contractors. Our entertainers in Minneapolis, Minnesota act as commissioned employees.

SHARE REPURCHASES

As of May 11, 2006, we owned 908,530 treasury shares of our common stock that we acquired in open market purchases and from investors who originally acquired the shares from us in private transactions. At this time, we do not have any plan to use these shares to acquire any assets.

On September 16, 2003, our board of directors authorized us to repurchase up to $500,000 worth of our common stock. No shares have been purchased under this program.


                                LEGAL PROCEEDINGS
                                -----------------

SEXUALLY  ORIENTED  BUSINESS  ORDINANCE  OF  HOUSTON,  TEXAS

In January 1997, the City Council of the City of Houston passed a comprehensive new Ordinance regulating the location of and the conduct within Sexually
Oriented Businesses (the "Ordinance"). The Ordinance established new minimum distances that Sexually Oriented Businesses may be located from schools, churches, playgrounds and other sexually oriented businesses. There were no provisions in the Ordinance exempting previously permitted sexually oriented businesses from the effect of the new Ordinance. In 1997, we were informed that one of our Houston locations at 3113 Bering Drive failed to meet the requirements of the Ordinance and accordingly the renewal of our Business License at that location was denied.

The Ordinance provided that a business which was denied a renewal of its operating permit due to changes in distance requirements under the Ordinance would be entitled to continue in operation for a period of time (the "Amortization Period") if the owner were unable to recoup, by the effective date of the Ordinance, its investment in the business that was incurred through the date of the passage and approval of the Ordinance.

We filed a request with the City of Houston requesting an extension of time during which operations at our north Houston facility could continue under the Amortization Period provisions of the Ordinance since we were unable to recoup our investment prior to the effective date of the Ordinance. An administrative hearing was held by the City of Houston to determine the appropriate Amortization Period to be granted to us. At the Hearing, we were granted an amortization period that has since been reached. We have the right to appeal any decision of the Hearing official to the district court in the State of Texas.

In May 1997, the City of Houston agreed to defer implementation of the Ordinance until the constitutionality of the entire Ordinance was decided by court trial. In February 1998, the U.S. District Court for the Southern District of Texas, Houston Division, struck down certain provisions of the Ordinance, including the provision mandating a 1,500 foot distance between a club and schools, churches and other sexually oriented business, leaving intact the provision of the 750 foot distance as it existed prior to the Ordinance.

The City of Houston has appealed the District Court's rulings with the Fifth Circuit Court of Appeals. In the event that the City of Houston is successful in the appeal, we could be out of compliance and such an outcome could have an adverse impact on our future. Our nightclub in our south Houston location has a valid permit/license that will expire in December 2005. The permits for our north Houston location and our Bering Drive location have expired.

There are other provisions in the Houston, Texas Ordinance, such as provisions governing the level of lighting in a sexually oriented business, the distance between a customer and dancer while the dancer is performing in a state of undress and provisions regarding the licensing of dancers and club managers that were upheld by the court which may be detrimental to our business. We, in concert with other sexually oriented businesses, are appealing these aspects of the Ordinance.

In November, 2003, a three judge panel from the Fifth Circuit Court of Appeals published their Opinion which affirmed the Trial Court's ruling regarding lighting levels, customer and dancer separation distances and licensing of dancers and staff. The Court of Appeals, however, did not follow the Trial Court's ruling regarding the distance from which a club may be located from a church or school. The Court of Appeals held that a distance measurement of 1,500 feet would be upheld upon a showing by the City of Houston that its claims that there were alternative sites available for relocating the clubs could be substantiated. The case was remanded for trial on the issue of the alternative sites.

There are other technical issues, which could additionally bear upon the location of the clubs, which were not decided at the trial level during the initial phase of the case. It is anticipated that these technical issues will be joined in the Trial Court. The City has not sought to modify any of the terms of the injunction against enforcement of any location provision of the Ordinance.

The appeals process as it relates to the Court's rulings in 1998 has been exhausted. The Trial Court has entered a new scheduling order which places trial on the remaining issues for June 2006. Under the holding of the Fifth Circuit Court of Appeals, the City of Houston has the burden of proof to show that, under the distance measurements contained in the 1997 ordinance, there are over 2,000 alternate sites available for relocation. If the City of Houston can meet this initial burden, then the Trial Court will consider the remaining location issues which were not decided during the initial summary phase of the case. In the event the City of Houston can meet its burden and the Trial Court moves forward with the case, an appeal is anticipated. A ruling on the remaining issues in favor of the City of Houston could have an adverse impact on the Rick's locations in Houston, Texas.

OTHER LEGAL MATTERS

On May 2, 2003, a lawsuit was filed in the United States District Court for the Western District of Texas, San Antonio division, on behalf of XTC Cabaret, and others, as a result of the City of San Antonio having adopted a new ordinance, which, among other things, banned nude dancing. This suit asked the Court to declare the ordinance unconstitutional and enjoin the City from enforcing it. Prior to a resolution of this litigation, XTC Cabaret withdrew as a party to the lawsuit. Although a settlement was reached with the remaining parties in June 2005, it did not include nude dancing. XTC has elected to address the constitutionality of the ordinance by appealing any conviction obtained by the City through the state courts.

On April 7, 2004, a lawsuit was filed in the 80th Judicial District Court of Harris County, Texas, styled Cause No. 2004-18510, Charity Renee Stevens, et al. vs. Lazaro Ernesto Alfonso, et al. This is a wrongful death and personal injury action against two individuals based on negligence theories and five entertainment establishments including Rick's based on alleged "dram shop" violations arising from a two-car collision. Plaintiffs have also sued Ford Motor Company under a theory of products liability. Plaintiffs include the children of the decedents, a minor passenger and the mothers of the decedents. Plaintiffs are seeking unspecified damages including physical pain and suffering, mental anguish, pecuniary loss, past and future loss of companionship and consortium, loss of mental and intellectual function, past and future physical impairment, reduction in earning capacity, increased education costs and expenses including funeral and medical costs.

Management believes that we are not liable for any of the damages and that we are covered by the safe harbor provisions of the Dram Shop Act, which render certain compliant establishments not liable for the acts of their patrons. We are not aware of any insurance coverage for this claim. We deny that we have any liability for the accident and are vigorously defending the matter. Discovery is ongoing and we have filed a Motion for Summary Judgment on behalf of Rick's which is currently pending.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes to the financial statements included in this registration statement.

FORWARD  LOOKING  STATEMENT  AND  INFORMATION

We are including the following cautionary statement in this Form SB-2 registration statement to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on behalf of us. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Certain statements in this prospectus are forward-looking statements. Words such as "expects," "believes," "anticipates," "may," and "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties are set forth below. Our expectations, beliefs and projections are expressed in good faith and we believe that they have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance that our expectations, beliefs or projections will result, be achieved, or be accomplished. In addition to other factors and matters discussed elsewhere in this prospectus, the following are important factors that in our view could cause material adverse affects on our financial condition and results of operations: the risks and uncertainties related to our future operational and financial results, the risks and uncertainties relating to our Internet operations, competitive factors, the timing of the openings of other clubs, the availability of acceptable financing to fund corporate expansion efforts, our dependence on key personnel, the ability to manage operations and the future operational strength of management, and the laws governing the operation of adult entertainment businesses. We have no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


GENERAL

We  operate  in  two  businesses  in  the  adult  entertainment  industry:

1. We own and operate upscale adult nightclubs serving primarily businessmen and professionals. Our nightclubs offer live adult entertainment, restaurant and bar operations. We own and operate eight adult nightclubs under the name "Rick's Cabaret" and "XTC" in Houston, Austin and San Antonio, Texas, Charlotte, North Carolina, Minneapolis, Minnesota, and New York, New York. We also own and operate a sports bar called "Rick's Sports Cabaret" and an upscale venue that caters especially to urban professionals, businessmen and professional athletes called "Club Onyx" in Houston. No sexual contact is permitted at any of our locations.

2.   We  have  extensive  Internet  activities.

     a) We currently own two adult Internet membership Web sites at www.CoupleTouch.com and www.xxxpassword.com. We acquire xxxpassword.com site content from wholesalers.

     b) We operate an online auction site www.NaughtyBids.com. This site provides our customers with the opportunity to purchase adult products and services in an auction format. We earn revenues by charging fees for each transaction conducted on the automated site.

Our nightclub revenues are derived from the sale of liquor, beer, wine, food, merchandise, cover charges, membership fees, independent contractors' fees, commissions from vending and ATM machines, valet parking and other products and services. Our Internet revenues are derived from subscriptions to adult content Internet websites, traffic/referral revenues, and commissions earned on the sale of products and services through Internet auction sites, and other activities. Our fiscal year end is September 30.

Beginning in fiscal 2002 and continuing through fiscal 2005, we greatly reduced our usage of promotional pricing for membership fees for our adult entertainment web sites. This reduced our revenues from these web sites.

We performed our annual evaluation on goodwill impairment as of September 30, 2005. No impairment losses were identified as a result of this evaluation.

CRITICAL  ACCOUNTING  POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Estimates and assumptions are based on historical experience, forecasted future events and various other assumptions that we believe to be reasonable under the circumstances. Estimates and assumptions may vary under different assumptions or conditions. We evaluate our estimates and assumptions on an ongoing basis. We believe the accounting policies below are critical in the portrayal of our financial condition and results of operations.

Accounts  and  Notes  Receivable

Accounts receivable trade is primarily comprised of credit card charges, which are generally converted to cash in two to five days after a purchase is made.
The Company's accounts receivable other is comprised of employee advances and other miscellaneous receivables. The long-term portion of notes receivable are included in other assets in the accompanying consolidated balance sheets. The Company recognizes interest income on notes receivable based on the terms of the agreement and based upon management's evaluation that the notes receivable and interest income will be collected. The Company recognizes allowances for doubtful accounts or notes when, based on management judgment, circumstances indicate that accounts or notes receivable will not be collected. There is no allowance for doubtful accounts or notes receivable as of September 30, 2005 and 2004.

Inventories

Inventories include alcoholic beverages, food, and Company merchandise. Inventories are carried at the lower of cost, average cost, which approximates actual cost determined on a first-in, first-out ("FIFO") basis, or market.

Marketable Securities

Marketable securities at September 30, 2005 and 2004 consist of common stock. As of September 30, 2005 and 2004, the Company's marketable securities were classified as available-for-sale, which are carried at fair value, with unrealized gains and losses reported as other comprehensive income within the stockholders' equity section of the accompanying consolidated balance sheets. The cost of marketable equity securities sold is determined on a specific identification basis. The fair value of marketable equity securities is based on quoted market prices.

Property  and  Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. Buildings have estimated useful lives ranging from 31 to 40 years. Furniture, equipment and leasehold improvements have estimated useful lives between five and ten years. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited in the accompanying statement of operations of the respective period.

Goodwill  and  Intangible  Assets

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangibles Assets, which addresses the accounting for goodwill and other intangible assets. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized, but reviewed on an annual basis for impairment. The Company adopted SFAS effective October 1, 2001. The Company's annual evaluation was performed as of September 30, 2005. No impairment losses were identified as a result of this evaluation. All of the Company's goodwill and intangible assets relate to the nightclub segment. Definite lived intangible assets are amortized on a straight-line basis over their estimated lives. Fully amortized assets are written off against accumulated amortization.

Revenue Recognition

Except for VIP Memberships, we recognize revenue at the point-of-sale upon receipt of cash, check, or credit card charge. Membership revenue is deferred and recognized over the estimated membership usage period, which is estimated to be 12 and 24 months for annual and lifetime memberships, respectively. We recognize Internet revenue from monthly subscriptions to its online entertainment sites when notification of a new subscription is received from the third party hosting company or from the credit card company, usually two to three days after the transaction has occurred. We recognize Internet auction revenue when payment is received from the credit card as revenues are not deemed estimable nor collection deemed probable prior to that point.

Advertising and Marketing

Advertising and marketing expenses is primarily comprised of costs related to public advertisements and giveaways, which are used for promotional purposes. Advertising and marketing expenses are expensed as incurred and are included in operating expenses.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Stock  Options

At September 30, 2005, the Company has stock options outstanding. The Company accounts for its stock options under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

The following presents pro forma net income and per share data as if a fair value accounting method had been used to account for stock-based compensation:

                                                      YEAR ENDED SEPTEMBER 30,
                                                        2005           2004
                                                    ------------  ---------------
     Net income (loss), as reported                 $  (215,148)  $      775,253
     Less total stock-based employee compensation
       expense determined under the fair value
       based method for all awards                     (549,165)        (216,616)
                                                    ------------  ---------------
     Pro forma net income (loss)                    $  (764,313)  $      558,637
                                                    ============  ===============
     Earnings (loss) per share:
       Basic and diluted  - as reported             $     (0.05)  $         0.21
                                                    ============  ===============

       Basic and diluted  - pro forma               $     (0.19)  $         0.15
                                                    ============  ===============

Common Stock

In January 2005, 20,000 stock options were exercised by the Company's employees and directors for $39,625. In March 2005, the Company issued 150,000 shares of common stock to an unrelated investor and received proceeds of $375,000, 12,000 shares of restricted common stock were issued at a value of $2.26 per share pursuant to a consulting agreement, and 25,000 stock options were exercised by the Company's employees for $60,025. On June 10, 2005, the Company issued 180,000 shares of common stock pursuant to the purchase of a club in Charlotte, North Carolina. See Note N. In July 2005, we sold 200,000 shares of our common stock in a private transaction to 13 persons at $2.00 per share for a total consideration of $400,000. In August and September 2005, 25,000 stock options were exercised by the Company's employees and directors for $54,113.

Impact of Recently Issued Accounting Standards

In December 2003, the Financial Accounting Standards Board ("FASB") issued interpretation 46R ("FIN 46R"), a revision to interpretation 46 ("FIN 46"), Consolidation of Variable Interest

Entities. FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R was effective at the end of the first interim period ending after March 15, 2004. The adoption of FIN 46 and FIN 46R did not have a material impact on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25's intrinsic value method of accounting for employee stock options has been eliminated. As a result, the fair value of stock options granted to employees in the future will be required to be expensed. The impact on the results of operations of the Company will be dependent on the number of options granted and the fair value of those options. For the Company, SFAS 123R will be effective beginning October 1, 2006.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005 AS COMPARED TO THE FISCAL YEAR ENDED SEPTEMBER 30, 2004

For the fiscal year ended September 30, 2005, we had consolidated total revenues of $14,824,407, compared to consolidated total revenues of $13,858,434 for the year ended September 30, 2004. The consolidated total revenues for period ending September 30, 2004 did not include revenues from discontinued operations in the amount of $2,101,250. This was an increase of $965,973 or 6.97%. The increase in total revenues was primarily due to revenues from our new nightclubs operations. Revenues from nightclub operations for same-location same-period decreased by 0.74% and for Internet businesses by 0.98%.

Our loss from continuing operations before minority interest for the year ended September 30, 2005 was $368,313 compared to income of $1,129,079 for the year ended September 30, 2004. The decrease in income from continuing operations was primarily due to the increase in expenses related to opening new operations. Our net income from continuing operations for nightclub operations was $1,723,491 for the year ended September 30, 2005 compared with $2,684,552 for the year ended September 30, 2004. Our net income from operations for our Internet businesses was $114,500 for the year ended September 30, 2005 compared with $88,958 for the year ended September 30, 2004. Our income from continuing operations for our nightclub operations for the same-location-same-period increased by 3.78%. Our net income for our Internet operations for the same-web-site-same-period increased by 28.71%.

Our cost of goods sold for the year ended September 30, 2005 was 12.58% of total revenues compared to 11.72 % of related revenues for the year ended September 30, 2004. The increase was due primarily to the addition of Rick's clubs, which have higher cost of goods sold. Our cost of goods sold for the nightclub operations for the year ended September 30, 2005 was 12.88% of our total revenues from club operations compared to 11.86% for the year ended September 30, 2004. We continued our efforts to achieve reductions in cost of goods sold of the club operations through improved inventory management. We are continuing a program to improve margins from liquor and food sales and food service efficiency. Our cost of sales from our Internet operations for the year ended September 30, 2005 was 7.55% compared to 8.77% of related revenues for the year ended September 30, 2004. We have implemented measures to reduce expenses in our Internet operations.

Our payroll and related costs for the year ended September 30, 2005 were $5,200,976 compared to $4,803,515 for the year ended September 30, 2004. The increase was primarily due to the increase in payroll in opening new clubs. Our payroll for our nightclub operations for same-location-same-period decreased by 4.86%. Our payroll for same-site-same-period Internet operations decreased by 1.67%. We believe that our labor and management staff levels are at appropriate levels.

Our other general and administrative expenses for the year ended September 30, 2005 were $7,458,721 compared to $6,036,401 for the year ended September 30, 2004. The increase was primarily due to the increase in taxes & permit, rent, legal & professional, utilities, and advertising & marketing expenses from opening new locations. Other selling, general and administrative expenses for same-location-same-period for the nightclub operations decreased by 13.69%, while the same expenses for same-site same-period for Internet operations increased by 2.01%.

Our interest expense for the year ended September 30, 2005 was $699,678 compared to $324,411 for the year ended September 30, 2004. The increase was primarily due to the increase in debt in relation to the purchase and renovation of New York club. We have increased our long term debt to $13,246,836 as of September 30, 2005 compared to debt of $3,693,560 as of September 30, 2004.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2005, we had a deficit in working capital of $2,047,725 compared to working capital of $558,797 as of September 30, 2004. Because of the large volume of cash we handle, stringent cash controls have been implemented. At September 30, 2005, our cash and cash equivalents were $480,330 compared to $275,243 at September 30, 2004. The increase was primarily due to the additional debt.

Our depreciation for the year ended September 30, 2005 was $573,706 compared to $479,791 for the year ended September 30, 2004. Our amortization for the year ended September 30, 2005 was $16,760 compared to no amortization for the period ended September 30, 2004.

Net cash provided by operating activities in the year ended September 30, 2005 was $2,090,030 compared to $736,308 for the year ended September 30, 2004. The increase in cash provided by operating activities was primarily due to the increase in accounts payable and accrued expenses and decreases in prepaid expenses and other current assets.

We used $6,307,508 of cash in investing activities for the year ended September 30, 2005 compared to $867,206 for the year ended September 30, 2004. $4,801,197 of cash was provided in financing activities for the year ended in September 30, 2005 compared to $153,749 used for the year ended September 30, 2004.

Historically, our need for capital was a result of construction or acquisition of new clubs, renovation of older clubs, and investments in technology. Historically, we have also utilized capital to repurchase its common stock as part of our share repurchase program.

On September 16, 2003, the Company was authorized by its board of directors to repurchase up to an additional $500,000 worth of our common stock. No shares have been purchased under this plan.

On November 15 and 17, 2004, we borrowed $590,000 and $1,042,000, respectively, from a financial institution at an annual interest rate of 10% over a 10 year term. The monthly payments of principal and interest are $5,694 and $10,056, respectively. The note is secured by our properties located at 2023 Sable Lane, San Antonio and at 410 N. Sam Houston Pkwy. E., Houston, Texas. On November 30, 2004, we borrowed $900,000 from an unrelated individual at the rate of 11% per annum for a 10 year term. The monthly payment of principal and interest is $9,290. The note is secured by our properties located at 3501 Andtree, Austin and at 5718 Fairdale, Houston, Texas. On December 30, 2004, we borrowed $1,270,000 from a financial institution at an annual interest rate of 10% over a 10 year term. The monthly payment of principal and interest is $12,256. The note is secured by our property located at 3113 Bering Drive, Houston, Texas. The money received from this financing was used for the acquisition and renovation of the New York club.

We entered into a promissory note on January 18, 2005, for $5,125,000 bearing simple interest at the rate of 4.0% per annum with a balloon payment at the end of five years, part of which is convertible to restricted shares of our common stock at prices ranging from $4.00 to $7.50 per share.

On June 10, 2005, we entered into a promissory note for $325,000 bearing interest at a rate of 7% per annum for a seven year term. The note is secured by liens upon the assets of and hereafter acquired assets of RCI Entertainment (North Carolina), Inc.

On June 17, 2005, the Company borrowed $160,000 from a shareholder and $100,000 from an unrelated individual at an annual interest rate of 12% and 11% over 3 and 10 year terms, respectively.

On July 22, 2005, we entered into a secured convertible debenture with one of our shareholders for a principal sum of $660,000, which includes the loan on June 17, 2005, in the amount of $160,000. The term is for three years and the interest rate is 12% per annum. The debenture matures on August 1, 2008. The Company also issued 50,000 warrants at $3.00 per share in relation to this debenture. The debenture is secured by our ownership in Citation Land, LLC and RCI Holdings, Inc., both of which are wholly owned subsidiaries.

In July 2005, we received additional borrowings in the amount of $100,000 from the same unrelated individual who advanced $100,000 in June 2005, and with whom we had two existing notes. The term is for 10 years and the interest rate is 11% per annum. On August 15, 2005, the notes were amended and the amounts from June and July ($200,000) were included in one of the notes, for a combined total of $1,341,520.34 payable to this individual.

In our opinion, working capital is not a true indicator of our financial status. Typically, businesses in our industry carry current liabilities in excess of current assets because businesses in our industry receive substantially immediate payment for sales, with nominal receivables, while inventories and other current liabilities normally carry longer payment terms. Vendors and purveyors often remain flexible with payment terms, providing businesses in our industry with opportunities to adjust to short-term business down turns. We consider the primary indicators of financial status to be the long-term trend of revenue growth, the mix of sales revenues, overall cash flow, and profitability from operations and the level of long-term debt.

We have not established lines of credit or financing other than the above mentioned notes payable and our existing debt. There can be no assurance that we will be able to obtain additional financing on reasonable terms in the future, if at all, should the need arise.

We believe that the adult entertainment industry standard of treating entertainers as independent contractors provides us with safe harbor protection to preclude payroll tax assessment for prior years. We have prepared plans that we believe will protect our profitability in the event that sexually oriented business industry is required in all states to convert dancers who are now independent contractors into employees.

The sexually oriented business industry is highly competitive with respect to price, service and location, as well as the professionalism of the entertainment. Although we believe that we are well-positioned to compete successfully in the future, there can be no assurance that we will be able to maintain our high level of name recognition and prestige within the marketplace.


RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 31, 2006 AS COMPARED TO THE SIX MONTHS ENDED MARCH 31, 2005

For the six months ended March 31, 2006, we had consolidated total revenues of $11,899,253 compared to consolidated total revenues of $6,775,600 for the six months ended March 31, 2005, an increase of $5,123,653 or 75.62%. The increase in total revenues was primarily attributable to the increase in revenues generated by our new clubs in Charlotte, North Carolina, and New York, New York, in the amount of $3,264,866; by the increase in revenues generated by our existing clubs in the amount of $1,811,791, a 28.81% increase; and by the increase in internet operations in the amount of $46,996, a 12.77% increase from a year ago. Our club operations in Houston benefited from the NBA All-Star weekend. Total revenues for same-location-same-period of club operations increased to $8,788,016 for the six months ended March 31, 2006 from $5,945,885 for same period ended March 31, 2005. The increase was primarily attributable to the overall increase in revenues in our club operations.

The cost of goods sold for the six months ended March 31, 2006 was 12.22% of total revenues compared to 12.48% for the six months ended March 31, 2005. The decrease was due primarily to the reduction of cost of goods sold in alcoholic beverages and food at Rick's clubs and reduction in costs of maintaining our internet operations. The cost of goods sold for the club operations for the six months ended March 31, 2006 was 12.51% compared to 12.93% for the three months ended March 31, 2005. We continue a program to improve margins from liquor and food sales and food service efficiency. The cost of goods sold from our internet operations for the six months ended March 31, 2006 was 4.32% compared to 4.68% for the six months ended March 31, 2005. The cost of goods sold for same-location-same-period of club operations for the six months ended March 31, 2006 was 13.39%, compared to 13.03% for the same period ended March 31, 2005.

Payroll and related costs for the six months ended March 31, 2006 were $3,348,524 compared to $2,411,544 for the six months ended March 31, 2005. Payroll for same-location-same-period of club operations increased to $2,185,588 for the six months ended March 31, 2006 from $1,710,976 for the same period ended March 31, 2005. The increase was primarily due to an increase in entertainers payroll in our club in Minnesota and the addition of new clubs. Management currently believes that its labor and management staff levels are appropriate.

Other general and administrative expenses for the six months ended March 31, 2006 were $5,348,545 compared to $3,362,868 for the six months ended March 31, 2005. The increase was due primarily to increase in taxes and permits, credit card fees, rent, advertising and marketing, indirect operating expenses, insurance, and utilities from adding new locations in New York, New York and Charlotte, North Carolina.

Interest expense for the six months ended March 31, 2006 was $534,521 compared to $256,949 for the six months ended March 31, 2005. The increase was attributable to our obtaining new debt to finance the purchase and renovation of the club in New York. As of March 31, 2006, the balance of long-term debt was $12,599,743 compared to $12,558,047 a year earlier.

Net income for the six months ended March 31, 2006 was $1,231,526 compared to $55,594 for the six months ended March 31, 2005. The increase in net income was primarily due to increase in overall revenues in our existing clubs. Net income for same-location-same-period of club operations increased to $2,132,747 for the six months ended March 31, 2006 from $1,136,087 for same period ended March 31, 2005, or by 87.73%. Management currently believes that the Company is in the position to continue to be profitable by the end of fiscal 2006, but there are no guarantees with the uncertainties of our new clubs.

LIQUIDITY  AND  CAPITAL  RESOURCES

At March 31, 2006, we had a working capital of $217,899 compared to a deficit of $2,047,725 at September 30, 2005. The increase in working capital was primarily due to increases in cash and cash equivalents and prepaid expenses, other current assets, and by decreases in accounts payable, accrued liabilities, current portion of long term debt, and line of credit as a result of increased cash flow from operations. The value of available-for-sale marketable securities increased by $22,245.

Including cash provided by discontinued operations, net cash provided by operating activities in the six months ended March 31, 2006 was $1,021,885 compared to $1,226,299 for the six months ended March 31, 2005. The decrease in cash provided by operating activities was primarily due to the disposition of discontinued operations.

Including cash used by discontinued operations, we used $268,275 of cash in investing activities during the six months ended March 31, 2006 compared to $3,501,223 during the six months ended March 31, 2005. Including cash used by discontinued operations, cash of $239,246 was provided by financing activities during the six months ended March 31, 2006 compared to $3,611,588 during the six months ended March 31, 2005.

Historically, our need for capital was a result of construction or acquisition of new clubs, renovation of older clubs, and investments in technology. Historically, we have also utilized capital to repurchase our common stock as part of our share repurchase program.

On  February  6,  2006,  we  issued  an  unsecured  Convertible  Debenture  (the
"Debenture") to an unrelated investment group for the principal sum of $1,000,950 bearing interest at the rate of 10% per annum, with a maturity date of February 1, 2009. Under the terms of the Debenture, we are required to make three quarterly interest payments beginning May 1, 2006. Thereafter, we are required to make nine equal quarterly principal and interest payments. At any time after 366 days from the date of issuance of this Debenture, we have the right to redeem the Debenture in whole or in part at any time during the term of the Debenture. At the election of the Holder, the Holder has the right at any time to convert all or any portion of the principal or interest amount of the Debenture into shares of our common stock at a rate of $4.75 per share, which approximates the closing price of the Company's stock on February 6, 2006. The proceeds of the Debenture was used to payoff certain debt and increase our working capital.

On April 28, 2006, the Company entered into convertible debentures with three shareholders for a principal sum of $825,000. The term is for two years and the interest rate is 12% per annum. At the election of the holders, the holders have the right at any time to convert all or any portion of the principal or interest amount of the debenture into shares of our common stock at a rate of $6.55 per share. The debenture provides, absent shareholder approval, that the number of shares of our common stock that may be issued by us or acquired by the holders upon conversion of the debenture shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock. The proceeds were partially used to fund the purchase of Joint Ventures, Inc., an operator of an adult nightclub in South Houston, Texas, formerly known as Dreamers Cabaret & Sports Bar located at 802 Houston Blvd. The purchase price was for $840,000 paid in cash. The club, located in the Houston suburbs, has been converted to an XTC Cabaret.

In the opinion of management, working capital is not a true indicator of the financial status. Typically, businesses in the industry carry current liabilities in excess of current assets because the business receives substantially immediate payment for sales, with nominal receivables, while accounts payable and other current liabilities normally carry longer payment terms. Vendors and purveyors often remain flexible with payment terms providing businesses with opportunities to adjust to short-term business down turns. The Company considers the primary indicators of financial status to be the long-term trend of revenue growth and mix of sales revenues, overall cash flow, profitability from operations and the level of long-term debt.

We have available a $100,000 unsecured line-of-credit with a bank other than our existing debt. Interest is payable monthly on the outstanding balance at a floating rate of prime plus 1.5%. This arrangement is subject to renewal in June 2006. There was no outstanding balance under this agreement at March 31, 2006. However, there can be no assurance that we will be able to obtain additional financing on reasonable terms in the future, if at all, should the need arise.

In the event the sexually oriented business industry is required in all states to convert the entertainers who perform at our locations, from being independent contractors to employee status, we have prepared alternative plans that we believe will protect our profitability. We believe that the industry standard of treating the entertainers as independent contractors provides sufficient safe harbor protection to preclude payroll tax assessment for prior years.

The sexually oriented business industry is highly competitive with respect to price, service and location, as well as the professionalism of the entertainment. Although management believes that we are well-positioned to compete successfully in the future, there can be no assurance that we will be able to maintain its high level of name recognition and prestige within the marketplace.

SEASONALITY

Our nightclub operations are affected by seasonal factors. Historically, we have experienced reduced revenues from April through September with the strongest operating results occurring during October through March. Our experience to date indicates that there does not appear to be a seasonal fluctuation in our Internet activities.

GROWTH  STRATEGY

We believe that our club operations can continue to grow organically and through careful entry into markets and demographic segments with high growth potential. Upon careful market research, we may open new clubs. As is the case with the acquisition of the New York and North Carolina clubs, we may acquire existing clubs in locations that are consistent with our growth and income targets, and which appear receptive to the upscale club formula we have developed. We may form joint ventures or partnerships to reduce start-up and operating costs, with our Company contributing assets in the form of our brand name and management expertise. We may also develop new club concepts that are consistent with our management and marketing skills. We may also acquire real estate in connection with club operations, although some clubs may be on leased premises.

We also expect to continue to grow our Internet profit centers and plan to focus in the future on high-margin activities that leverage our marketing skills while requiring a low level of start-up expense and ongoing operating costs.


                          MARKET FOR COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS
                           ---------------------------

MARKET  INFORMATION

Our common stock is quoted on the NASDAQ SmallCap Market under the symbol "RICK" The following table sets forth the quarterly high and low closing price per share for our common stock. Our fiscal year ends September 30.




                               HIGH         LOW
                               -----       -----
     First Quarter 2004        $1.84       $1.50
     Second Quarter 2004       $2.84       $1.74
     Third Quarter 2004        $3.30       $2.40
     Fourth Quarter 2004       $2.79       $2.21
     First Quarter 2005        $3.03       $2.20
     Second Quarter 2005       $4.61       $2.85
     Third Quarter 2005        $3.19       $2.65
     Fourth Quarter 2005       $3.55       $2.70
     First Quarter 2006        $3.84       $2.93
     Second Quarter 2006       $5.99       $3.77

On  May  11,  2006, the closing price for a share of our common stock was $7.33.

RECORD  HOLDERS.

As of May 11, 2006, there were approximately 2,300 holders of record of our common stock.

DIVIDENDS

We have never declared or paid any dividends on our common stock. We do not have any plans to pay cash dividends on our common stock. We plan to retain our future earnings, if any, to finance operations and expand our business. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in its discretion, and will depend on our financial condition, operating results, capital requirements and other factors that our Board of Directors considers relevant.


                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
               --------------------------------------------------

     We have had no changes in or disagreements with accountants on accounting and financial disclosure.

                                 USE OF PROCEEDS
                                 ---------------

We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We may, however, receive the benefit of proceeds upon the conversion of the Debenture and/or the Convertible Note held by certain selling stockholders for which we are registering the underlying shares of Common Stock. Upon conversion of any portion of the Debenture and/or the Convertible Note, we will apply the proceeds received directly to the debt for which the Debenture and/or Convertible Note was issued and the principal amount(s) of the Note and/or the Debenture will be reduced accordingly. Additionally, we may receive proceeds of approximately $300,000 upon the exercise of warrants, which we would apply toward general operating expenses.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Small Cap Market listing fees, blue sky registration and filing fees, and fees and expenses of our counsel and our accountants.


                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS
                          -----------------------------

DIRECTORS AND EXECUTIVE OFFICERS

Our Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our Board of Directors consists of five persons. The following table sets forth our Directors and executive officers:

Name               Age  Position
----------------------------------------------------------------------------------
Eric S. Langan      38  Director, Chairman, Chief Executive Officer, President and
                        Chief Financial Officer
Travis Reese        36  Director and V.P.-Director of Technology
Robert L. Watters   55  Director
Alan Bergstrom      60  Director
Steven Jenkins      48  Director

Eric S. Langan has been a Director since 1998 and our President since March 1999. Mr. Langan is also our Chief Financial Officer. He has been involved in the adult entertainment business since 1989. From January 1997 through the present, he has held the position of President of XTC Cabaret, Inc. From
November 1992 until January 1997, Mr. Langan was the President of Bathing Beauties, Inc. Since 1989, Mr. Langan has exercised managerial control over more than a dozen adult entertainment businesses. Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses.

Robert L. Watters is our founder and has been our Director since 1986. Mr. Watters was our President and our Chief Executive Officer from 1991 until March 1999. Since 1999, Mr. Watters has owned and operated Rick's Cabaret, and adult entertainment club in New Orleans, Louisiana, which licenses our name. He was also a founder in 1989 and operator until 1993 of the Colorado Bar & Grill, an adult club located in Houston, Texas and in 1988 performed site selection, negotiated the property purchase and oversaw the design and permitting for the club that became the Cabaret Royale, in Dallas, Texas. Mr. Watters practiced law as a solicitor in London, England and is qualified to practice law in New York. Mr. Watters worked in the international tax group of the accounting firm of Touche, Ross & Co. (now succeeded by Deloitte & Touche) from 1979 to 1983 and was engaged in the private practice of law in Houston, Texas from 1983 to 1986, when he became involved in our full-time management. Mr. Watters graduated from the London School of Economics and Political Science, University of London, in 1973 with a Bachelor of Laws (Honours) degree and in 1975 with a Master of Laws degree from Osgoode Hall Law School, York University.

Steven L. Jenkins has been a Director since June 2001. Since 1988, Mr. Jenkins has been a certified public accountant with Pringle Jenkins & Associates, P.C., located in Houston, Texas. Mr. Jenkins is the President and owner of Pringle Jenkins & Associates, P.C. Mr. Jenkins has a BBA Degree (1979) from Texas A&M University. Mr. Jenkins is a member of the AICPA and the TSCPA.

Alan Bergstrom became our Director in 1999. Since 1997, Mr. Bergstrom has been the Chief Operating Officer of Eagle Securities, which is an investment consulting firm. Mr. Bergstrom is also a registered stockbroker with Rhodes Securities, Inc. From 1991 until 1997, Mr. Bergstrom was a Vice President--Investments with Principal Financial Securities, Inc. Mr. Bergstrom holds a B.B.A. Degree in Finance, 1967, from the University of Texas.

Travis Reese became our Director and V.P.-Director of Technology in 1999. From 1997 through 1999, Mr. Reese had been a senior network administrator at St. Vincent's Hospital in Santa Fe, New Mexico. During 1997, Mr. Reese was a computer systems engineer with Deloitte & Touche. From 1995 until 1997, Mr. Reese was Vice President with Digital Publishing Resources, Inc., an Internet service provider. From 1994 until 1995, Mr. Reese was a pilot with Continental Airlines. From 1992 until 1994, Mr. Reese was a pilot with Hang On, Inc., an airline company. Mr. Reese has an Associates Degree in Aeronautical Science from Texas State Technical College.

There is no family relationship between or among any of our directors and executive officers.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a Compensation Committee whose members are Robert Watters, Alan Bergstrom and Steven L. Jenkins. Decisions concerning executive officer compensation for the fiscal year ended September 30, 2005, were made by the Compensation Committee. The primary purpose of the Compensation Committee is to evaluate and review the compensation of executive officers.

We have an Audit Committee of independent directors whose members are Robert L. Watters, Alan Bergstrom and Steven Jenkins. In May 2000, our Board of Directors adopted a Charter for the Audit Committee. The Charter establishes the independence of our Audit Committee and sets forth the scope of our Audit Committee's duties. The purpose of our Audit Committee is to conduct continuing oversight of our financial affairs. Our Audit Committee conducts an ongoing review of our financial reports and other financial information prior to their being filed with the Securities and Exchange Commission, or otherwise provided to the public. Our Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct. Our Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm

All of our Audit Committee members are independent Directors. The Board of Directors elects the Members of our Audit Committee annually. The Members serve until their successors are duly elected and qualified. All Members of the audit Committee are free from any relationship that could conflict with Member's independent judgment. All Members are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one Member has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Steven L. Jenkins serves as Chairman of the Audit Committee, having been elected by the Members of our Audit Committee. Steven L. Jenkins serves as the Audit Committee's Financial Expert, having been elected by a unanimous vote of the Members of our Audit Committee. The Audit Committee Charter was previously filed as an exhibit to our Proxy Statement filed with the Securities and Exchange Commission on June 3, 2005, and can be found on our website at www.ricks.com.
             -------------

We have a Nominating Committee composed of independent directors Robert L. Watters, Alan Bergstrom and Steven L. Jenkins. In July 2004, the Board unanimously adopted a Charter with regard to the process to be used for identifying and evaluating nominees for director. The Charter establishes the independence of our Nominating Committee and sets forth the scope of the Nominating Committee's duties. The Nominating Committee Charter can be found on our website at www.ricks.com.
                  -------------

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on the reports we have received and on written representations from certain reporting persons, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements, with the exception of one greater than 10% shareholder who was late with a Form 4 filing for one transaction.

CODE OF ETHICS

We have adopted a code of ethics for our Principal Executive and Senior Financial Officers, which was previously filed as Exhibit 14 to our Form 10-KSB for the fiscal year ended September 30, 2003, as filed with the SEC on December 29, 2003.

EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for services to us for the fiscal years ended September 30, 2005, 2004 and 2003 of certain executive officers. No other executive officer of ours received compensation that exceeded $100,000 during fiscal 2005. Mr. Langan is Chairman of the Board, a Director, Chief Executive Officer, President and Chief Financial Officer. Mr. Reese is Director and V.P.-Director of Technology.

                                      SUMMARY COMPENSATION TABLE


                           Annual Compensation                        Long Term Compensation
                                                                   Awards                Payouts

                                              Other                    Securities
Name and                                      Annual      Restricted   Underlying             All Other
Principal                                     Compen-     Stock        Options/     LTIP      Compen-
Position      Year  Salary         Bonus      sation (1)  Awards       SARs         Payouts   sation
                         ($)          ($)        ($)          ($)          (#)        ($)        ($)
--------------------------------------------------------------------------------------------------------
Eric Langan
              2005  $     344,100        -0-         -0-          -0-        5,000       -0-         -0-
              2004  $     326,038        -0-         -0-          -0-      280,000       -0-         -0-
              2003  $     260,000        -0-         -0-          -0-        5,000       -0-         -0-

Mr. Langan is our Chairman, a Director, Chief Executive Officer, President and Chief Financial Officer.

Travis Reese
              2005  $     165,531        -0-         -0-          -0-        5,000       -0-         -0-
              2004  $     161,000        -0-         -0-          -0-       55,000       -0-         -0-
              2003  $     158,855        -0-         -0-          -0-        5,000       -0-         -0-

Mr. Reese is a Director and V.P.-Director of Technology

--------------------------------------------------------------------------------------------------------

(1) We provide certain executive officers certain personal benefits. Since the value of such benefits does not exceed the lesser of $50,000 or 10% of annual compensation, the amounts are omitted.

            OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

              Number of         Percent of Total
              Securities        Options/SARs
              Underlying        Granted To
              Options/SARs      Employees In       Exercise of   Expiration
Name          Granted           Fiscal Year        Base Price    Date
              #                 %                  $/share
---------------------------------------------------------------------------
Eric Langan   5,000 shares (1)             5.56 %  $       2.80   7/20/2010

Travis Reese  5,000 shares (1)             5.56 %  $       2.80   7/20/2010
---------------------------------------------------------------------------

(1) These options were granted to Messrs. Langan and Reese for serving in their capacity as Directors. There were 27,500 shares of options exercised by Messrs. Langan and Reese during the fiscal year ended September 30, 2005.

                       AGGREGATED OPTION/SAR EXERCISES IN
                  LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                       Number Of Unexercised
                                       Securities Underlying  Value of Unexercised
                                       Options/SARs           In-The-Money  Options/
              Shares                   At FY-End              SARs At FY-End
              Acquired On   Value      Exercisable/           Exercisable/
Name          Exercise      Realized   Unexercisable          Unexercisable
              #             $          #                      $
-------------------------------------------------------------------------------------
Eric Langan      5,000 (1)  $   6,363      290,000 / 105,000  $       178,350/$55,150

Travis Reese    22,500 (1)  $  25,131      47,500 / 30,500    $       29,975/$14,650

-------------------------------------------------------------------------------------

(1) There were 27,500 shares of options exercised by these persons during the fiscal year ended September 30, 2005


EMPLOYEE STOCK OPTION PLANS

While we have been successful in attracting and retaining qualified personnel, we believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel. We pay wages and salaries that we believe are competitive. We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel. We have adopted Stock Option Plans for employee and directors. The purpose of the Plans is to further our interests, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to our success and profitability. The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in our continued success and progress. The Plans also assist the Company and our subsidiaries in attracting and retaining key employees and directors. The Plans are administered by the Board of Directors. The Board of Directors has the exclusive power to select the participants in the Plans, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the Plans.

In 1995 we adopted the 1995 Stock Option Plan. A total of 300,000 shares may be granted and sold under the 1995 Plan. As of September 30, 2001, a total of 167,500 stock options had been granted and are outstanding under the Plan, none of which have been exercised. We do not plan to issue any additional options under the 1995 Plan.

In August 1999 we adopted the 1999 Stock Option Plan (the "1999 Plan") with 500,000 shares authorized to be granted and sold under the 1999 Plan. In August 2004, shareholders approved an Amendment to the 1999 Plan (the "Amendment") which increased the total number of shares authorized to 1,000,000. As of September 30, 2005, 878,000 stock options were outstanding under the 1999 Plan. As of May 11, 2006, 169,000 of these stock options have been exercised.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth all equity compensation plans as of September 30, 2005:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                      NUMBER OF SECURITIES
                                                                                                    REMAINING AVAILABLE FOR
                                 NUMBER OF SECURITIES TO BE                                       FUTURE ISSUANCE UNDER EQUITY
                                  ISSUED UPON EXERCISE OF         WEIGHTED-AVERAGE EXERCISE            COMPENSATION PLANS
                               OUTSTANDING OPTIONS, WARRANTS    PRICE OF OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED
                                         AND RIGHTS                  WARRANTS AND RIGHTS                 IN COLUMN (A))

        PLAN CATEGORY                       (A)                              (B)                              (C)
-----------------------------  ------------------------------  -------------------------------  --------------------------------
Equity compensation plans
approved by security holders                          878,000  $                          2.47                            52,000
-----------------------------  ------------------------------  -------------------------------  --------------------------------
Equity compensation plans not
approved by security holders                                0                                0                           300,000
-----------------------------  ------------------------------  -------------------------------  --------------------------------
            TOTAL                                     878,000  $                          2.47                           352,000
--------------------------------------------------------------------------------------------------------------------------------

DIRECTOR COMPENSATION

We do not currently pay any cash directors' fees, but we pay the expenses of our directors in attending board meetings. In July 2005, we issued 10,000 options to each Director who is a member of our audit committee and 5,000 options to our other Directors. These options have a strike price of $2.80 per share and expire in July 2010.

EMPLOYMENT AGREEMENTS

We have a two-year employment agreement with Mr. Eric S. Langan (the "Langan Agreement"). The Langan Agreement extends through April 1, 2008 and provides for an annual base salary of $400,000. The Langan Agreement also provides for participation in all benefit plans maintained by us for salaried employees. The Langan Agreement contains a confidentiality provision and an agreement by Mr. Langan not to compete with us upon the expiration of the Langan Agreement. We have not established long-term incentive plans or defined benefit or actuarial plans.

We also have a three-year employment agreement with Mr. Travis Reese (the "Reese Agreement"). The Reese Agreement extends through February 1, 2007 and provides for an annual base salary of $175,000. The Reese Agreement also provides for participation in all benefit plans maintained by us for salaried employees. The Reese Agreement contains a confidentiality provision and an agreement by Mr. Reese not to compete with us upon the expiration of the Reese Agreement. We have not established long-term incentive plans or defined benefit or actuarial plans. We intend to enter into a new Employment Agreement with Mr. Reese at the end of the current term.

CODE  OF  ETHICS

We have adopted a code of ethics for its Principal Executive and Senior Financial Officers, which was previously filed as Exhibit 14 to our Form 10-KSB for the fiscal year ended September 30, 2003, as filed with the SEC on December 29, 2003.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information at May 11, 2006, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of May 11, 2006, there were 4,901,148 shares of common stock outstanding.

--------------------------------------------------------------------------------
NAME/ADDRESS                      NUMBER OF SHARES   TITLE OF CLASS  PERCENT OF
                                                                      CLASS (9)
--------------------------------  -----------------  --------------  -----------
Eric S. Langan                        1,133,010 (1)  Common stock          21.8%
10959 Cutten Road
Houston, Texas 77066
--------------------------------  -----------------  --------------  -----------
Robert L. Watters                        35,000 (2)  Common stock            <1%
315 Bourbon Street
New Orleans, Louisiana 70130
--------------------------------  -----------------  --------------  -----------
Steven L. Jenkins                              -0-   Common stock             0%
16815 Royal Crest Drive
Suite 160
Houston, Texas 77058
--------------------------------  -----------------  --------------  -----------
Travis Reese                             57,275 (3)  Common stock           1.0%
10959 Cutten Road
Houston, Texas 77066
--------------------------------  -----------------  --------------  -----------
Alan Bergstrom                           25,000 (4)  Common stock            <1%
904 West Ave.-Suite 100
Austin, Texas 78701
--------------------------------  -----------------  --------------  -----------
All of our Directors and              1,250,285 (5)  Common stock          23.6%
Officers as a
Group of five (5) persons
--------------------------------  -----------------  --------------  -----------

--------------------------------  -----------------  --------------  -----------
E. S. Langan. L.P.                         578,632   Common stock          11.8%
10959 Cutten Road
Houston, Texas 77066
--------------------------------  -----------------  --------------  -----------
Ralph McElroy                           748,467 (6)  Common stock          15.1%
1211 Choquette
Austin, Texas, 78757
--------------------------------  -----------------  --------------  -----------
William Friedrichs                      287,890 (7)  Common stock           5.8%
16815 Royal Crest Dr., Suite 260
Houston, Texas 77058
--------------------------------  -----------------  --------------  -----------
Jeffrey W. Benton                       280,773 (8)  Common stock           5.7%
47 Summit Avenue
Summit, NJ
--------------------------------------------------------------------------------

(1) Mr. Langan has sole voting and investment power for 264,378 shares that he owns directly. Mr. Langan has shared voting and investment power for 578,632 shares that he owns indirectly through E. S. Langan, L.P. Mr. Langan is the general partner of E. S. Langan, L.P. This amount also includes options to purchase up to 290,000 shares of common stock that are presently exercisable. This number specifically excludes 15,050 shares of common stock held by his wife which is separate property.

(2) Includes 5,000 shares of common stock and options to purchase up to 30,000 shares of common stock that are presently exercisable.

(3) Includes 9,775 shares of common stock and options to purchase up to 47,500 shares of common stock that are presently exercisable.

(4) Includes 5,000 shares of common stock and options to purchase up to 20,000 shares of common stock that are presently exercisable.

(5) Includes options to purchase up to 387,500 shares of common stock that are presently exercisable.

(6) Mr. McElroy is a greater than 10% shareholder of the Company. Mr. McElroy is the beneficial owner of 698,467 shares of Common Stock and 50,000 shares of Common Stock issuable upon the exercise of warrants. This number excludes 220,000 shares of Common Stock (which are being registered herein) issuable upon the conversion of a Secured Convertible Debenture at a rate of $3.00 per share and also excludes 91,603 shares of Common Stock issuable upon the conversion of a Convertible Debenture at a rate of $6.55 per share as these Debentures provide, absent shareholder approval, that the number of shares of our common stock that may be issued by us or acquired by the Mr. McElroy upon conversion of the Debenture shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock.

(7) Includes 170,000 shares of common stock owned by WMF Investments, Inc. Mr. Friedrichs is a control person of WMF Investments, Inc.

(8) Includes 60,299 shares of common stock held individually, 210,726 shares of common stock held indirectly by Fairfield Investment Group, LLC that are issuable upon the conversion of a convertible debenture, and 9,748 held indirectly by Fairfield Investment Group, LLC. Mr. Benton is the Managing Director of Fairfield Advisors and has investment decision and voting authority for this entity.

(9) These percentages exclude treasury shares in the calculation of percentage of class.

------------------------

We are not aware of any arrangements that could result in a change of control.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board of Directors has adopted a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions and/or loans between us and our officers, directors and 5% shareholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of our independent and disinterested directors. In our view, all of the transactions described below meet this standard.

In May 2002, we loaned $100,000 to Eric Langan who is our Chief Executive Officer. The promissory note is unsecured, bears interest at 11% and is amortized over a period of ten years. The note contains a provision that in the event Mr. Langan leaves the Company for any reason, the note immediately becomes due and payable in full. As of May 11, 2006, the balance of the note was $73,077.

On July 22, 2005, we issued a Secured Convertible Debenture to Ralph McElroy, a greater than 10% shareholder of the Company, for the principal sum of $660,000 bearing interest at the rate of 12% per annum, with a maturity date of August 1, 2008. Under the terms of the Debenture, we are required to make monthly interest payments beginning September 1, 2005. We have the right to redeem the Debenture in whole or in part at any time during the term of the Debenture. At the election of the Holder, the Holder has the right to require the Debenture to be repaid in thirty (30) equal monthly installments commencing February 2006. The Holder has the option to convert all or any portion of the principal amount of the Debenture into shares of our common stock at a rate of $3.00 per share, subject to adjustment under certain conditions. The Debenture provides, absent shareholder approval, that the number of shares of our common stock that may be issued by us or acquired by the Holder upon conversion of the Debenture shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock. The Debenture is secured by certain of our assets. Additionally, we issued Mr. McElroy a Warrant to purchase 50,000 shares of our common stock at an exercise price of $3.00 per share until July 22, 2008. The shares of Common Stock underlying the principal amount of the Debenture and the Warrants have piggyback registration rights.

On April 28, 2006, the Company entered into a convertible debenture with Ralph McElroy, a greater than 10% shareholder of the Company, for a principal sum of $600,000. The term is for two years and the interest rate is 12% per annum. At the election of the holder, the holder have the right at any time to convert all or any portion of the principal or interest amount of the debenture into shares of our common stock at a rate of $6.55 per share. The debenture provides, absent shareholder approval, that the number of shares of the Company's common stock that may be issued by the Company or acquired by the holder upon conversion of the debenture shall not exceed 19.99% of the total number of issued and outstanding shares of the Company's common stock.


                              SELLING STOCKHOLDERS

The following is a list of the selling stockholders who own or who have a right to acquire the 552,100 shares of Common Stock covered by this prospectus. Currently, 222,100 shares of Common Stock are held by certain selling stockholders. Up to 220,000 Shares of Common Stock are issuable upon the conversion of a Secured Convertible Debenture held by one selling stockholder. Up to 60,000 Shares are issuable upon the conversion of a Convertible Note held by one selling stockholder. Up to 50,000 Shares of Common Stock are issuable upon the exercise of Warrants held by one selling stockholder As set forth below and elsewhere in this prospectus, some of these selling stockholders hold, or within the past three years have held, a position, office or other material relationship with us or our predecessors or affiliates.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon exercise of the warrant held by the holder that are currently exercisable or exercisable within 60 days after the date of the table are deemed outstanding.

The percent of beneficial ownership for the selling stockholders is based on 4,901,148 shares of common stock outstanding as of May 11, 2006. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of May 11, 2006, are considered outstanding and beneficially owned by a selling stockholders who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholders but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of May 11, 2006. At the time of the acquisition there were no agreements, understandings or arrangements with any other persons, either directly or indirectly, to distribute the securities.

--------------------------------------------------------------------------------------------------------
                                                 BEFORE THE                    AFTER THE
                                                  OFFERING                     OFFERING
                                               ---------------                -----------
----------------------------  ---------------  ---------------  ------------  -----------  -------------
                                                    Total
                                                  Number of      Number of                  Percentage
                                                  Shares of      Shares to      Number         to be
                                                   common        be Offered    of Shares   Beneficially
                                 Position,          stock         for the        to be         Owned
                                 Office or      Beneficially     Account of      Owned      after this
                                   Other       Owned Prior to   the Selling   after this     Offering
                                 Material       the Offering    Stockholder    Offering         (3)
Name of Selling Stockholder    Relationship          (1)            (2)           (3)           (4)
----------------------------  ---------------  ---------------  ------------  -----------  -------------

COMMON STOCK
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Ralph McElroy                      >10%
                                shareholder        748,467 (5)      270,000   698,467 (5)          15.3%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Jay Teitelbaum                     None             26,100           26,100        -0-              -0-
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Philip Eisenberg                   None            110,000 (6)      110,000        -0-              -0-
----------------------------  ---------------  ---------------  ------------  -----------  -------------
American Dream Media (7)           None             29,650           10,000    19,650                <1%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
William M. Friedrichs, Jr.          >5%
                                shareholder        287,890           50,000   237,890               5.7%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Wade McElroy                    Son of >10%
                                shareholder         38,500           17,500    21,000                <1%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Timothy Winata                   Employee           71,350 (8)       25,000    46,350               1.4%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Jante Simoneaux                 Wife of CEO         15,050(9)         5,000    10,050                <1%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Anderson Studebaker              Employee           36,945(10)        5,000    31,945                <1%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Jackie Markham                     None              5,225            5,000       225                <1%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Wayne Fenlon                     Employee           11,000 (11)       2,500     8,500                <1%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Doris Jane King                 Sister of a
                                   >10%
                                shareholder          7,000            5,000     2,000                <1%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Robert Axelrod                    Outside
                                  Counsel           90,300           20,000    70,300                <1%
----------------------------  ---------------  ---------------  ------------  -----------  -------------
Zachary Axelrod               Son of Outside
                                  Counsel            1,000            1,000        -0-              -0-
----------------------------  ---------------  ---------------  ------------  -----------  -------------

----------------------------  ---------------  ---------------  ------------  -----------  -------------
                                                     TOTAL          552,100
--------------------------------------------------------------------------------------------------------

(1) Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

(2) This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.

(3) Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.

(4) Based on 4,901,148 shares of Common stock issued and outstanding as of May 11, 2006.

(5) Mr. McElroy is a greater than 10% shareholder of the Company. Mr. McElroy is the beneficial owner of 698,467 shares of Common Stock and 50,000 shares of Common Stock issuable upon the exercise of warrants. This number excludes 220,000 shares of Common Stock (which are being registered herein) issuable upon the conversion of a Secured Convertible Debenture at a rate of $3.00 per share and also excludes 91,603 shares of Common Stock issuable upon the conversion of a Convertible Debenture at a rate of $6.55 per share as these Debentures provide that, absent shareholder approval, that the number of shares of our common stock that may be issued by us or acquired by Mr. McElroy upon conversion of the Debentures shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock.

(6) Consists of 50,000 shares of Common Stock and 60,000 shares of Common Stock which may be acquired upon conversion of the outstanding principal under a secured convertible note with exercise prices ranging from $7.00 to $7.50 per share.

(7) John Gray is the individual with investment decision and voting power for this non-natural entity.

(8) Includes 25,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

(9) Ms. Simoneaux is the wife of Eric Langan, our Chief Executive Officer. Mr. Langan disclaims beneficial ownership of Ms. Simoneaux's shares.

(10) Includes 27,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.

(11) Includes 5,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.


                               PLAN OF DISTRIBUTION

     As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Shares owned by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

     - a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     -    exchange  distributions  and/or  secondary  distributions;

     -    sales  in  the  over-the-counter  market;

     -    underwritten  transactions;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     -    privately  negotiated  transactions.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling stockholders, certain representatives of the selling stockholders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

In connection with sales of the common stock under this prospectus, upon effectiveness of the registration statement, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of common stock short and deliver them to close out the short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

Because selling stockholders may be deemed to be statutory "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

We agreed to keep this prospectus effective until the earlier of (i) January 18, 2010, or (ii) the time that all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

There can be no assurances that the selling stockholders will sell any or all of the shares offered under this prospectus.

                            DESCRIPTION OF SECURITIES
                            -------------------------

GENERAL

The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Texas law.

Our authorized capital stock consists of 16,000,000 shares of which there are 15,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.10 per share.

COMMON STOCK

As of May 11, 2006, there were 4,901,148 shares of common stock outstanding. The rights of all holders of the common stock are identical in all respects. The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities.

The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. The outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that are presently outstanding or that may be designated and issued by us in the future.

PREFERRED  STOCK

Our Board of Directors, without further action by the shareholders, is authorized to issue up to 1,000,000 shares of preferred stock in one or more series. The Board may, without shareholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences. As of the date of this prospectus, our Board has not authorized any series of preferred stock, and there are no agreements or understandings for the issuance of any shares of preferred stock. Because of its broad discretion with respect to the creation and issuance of preferred stock without shareholder approval, our Board could adversely affect the voting power of the holders of our common and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could delay, defer or prevent an attempt to obtain control of our company.

SECURED  CONVERTIBLE  DEBENTURE

On July 22, 2005, we issued a Secured Convertible Debenture to Ralph McElroy, a greater than 10% shareholder of the Company, for the principal sum of $660,000 bearing interest at the rate of 12% per annum, with a maturity date of August 1, 2008. Under the terms of the Debenture, we are required to make monthly interest payments beginning September 1, 2005. We have the right to redeem the Debenture in whole or in part at any time during the term of the Debenture. At the election of the Holder, the Holder has the right to require the Debenture to be repaid in thirty (30) equal monthly installments commencing February 2006. The Holder has the option to convert all or any portion of the principal amount of the Debenture into shares of our common stock at a rate of $3.00 per share, subject to adjustment under certain conditions. The Debenture provides, absent shareholder approval, that the number of shares of our common stock that may be issued by us or acquired by the Holder upon conversion of the Debenture shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock. The Debenture is secured by certain of our assets. Additionally, we issued Mr. McElroy a Warrant to purchase 50,000 shares of our common stock at an exercise price of $3.00 per share until July 22, 2008. The shares of Common Stock underlying the principal amount of the Debenture and the Warrants have piggyback registration rights.

On April 28, 2006, the Company entered into convertible debentures with three shareholders for a principal sum of $825,000. The term is for two years and the interest rate is 12% per annum. At the election of the holders, the holders have the right at any time to convert all or any portion of the principal or interest amount of the debenture into shares of the Company's common stock at a rate of $6.55 per share. The debenture provides, absent shareholder approval, that the number of shares of the Company's common stock that may be issued by the Company or acquired by the holders upon conversion of the debenture shall not exceed 19.99% of the total number of issued and outstanding shares of the Company's common stock.

On February 6, 2006, we issued an unsecured Convertible Debenture to an unrelated investment group for the principal sum of $1,000,950 bearing interest at the rate of 10% per annum, with a maturity date of February 1, 2009. Under the terms of this Debenture, we are required to make three quarterly interest payments beginning May 1, 2006. Thereafter, we are required to make nine equal quarterly principal and interest payments. At any time after 366 days from the date of issuance of this Debenture, we have the right to redeem the Debenture in whole or in part at any time during the term of the Debenture. At the election of the Holder, the Holder has the right at any time to convert all or any portion of the principal or interest amount of the Debenture into shares of our common stock at a rate of $4.75 per share, which approximates the closing price of the Company's stock on February 6, 2006. The proceeds of the Debenture was used to payoff certain debt and increase our working capital.

SECURED  CONVERTIBLE  NOTE

On January 18, 2005, we entered a Secured Convertible Note with the Seller of Peregrine Enterprises, Inc. in the amount of $5,125,000 bearing simple interest at the rate of 4.0% per annum. The Note is payable commencing 120 days after Closing as follows: (a) the payment of $58,333.33 per month for twenty-four (24) consecutive months; (b) the payment of $63,333.33 for twenty-four (24)
consecutive months; (c) the payment of $68,333.33 for twelve (12) consecutive months; and (d) a lump sum payment of the remaining balance to be paid on the sixty-first (61st) month. $2,000,000 of the principal amount of the Note is convertible into shares of our restricted common stock at prices ranging from $4.00 to $7.50 per share. As of May 11, 2006, the Holder of the Convertible Note has converted a total of $1,575,000 of the principal sum from the note, for which we have issued 300,000 shares of our restricted common stock. The parties also entered a Stock Pledge Agreement and Security Agreement to secure the Note.

OUTSTANDING  WARRANTS

In addition to the stock options discussed herein, we have 50,000 warrants outstanding at an exercise price of $3.00 per share (for which the underlying shares have been registered herein).

TRANSFER  AGENT

The transfer agent for our Common Stock is American Stock Transfer located at 59 Maiden Lane, New York, New York 10038. Their telephone number is 718-921-8275.


                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

Axelrod, Smith & Kirshbaum, P.C., who has prepared this Registration Statement and Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented us in the past on certain legal matters. Mr. Robert D. Axelrod presently owns 90,300 shares of our common stock. His entire relationship with us has been as legal counsel, and there are no arrangements or understandings which would in any way cause him to be deemed an affiliate of the Registrant or a person associated with an affiliate of the Registrant.

                                     EXPERTS
                                     -------

The financial statements of Rick's Cabaret International, Inc. at September 30, 2005 and 2004 included in and made a part of this document have been audited by Whitley Penn, LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                 ----------------------------------------------

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Texas law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to the Company or its stockholders;
     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
     - under the Texas Business Corporation Act for the unlawful payment of dividends; or
     - for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Texas law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov
                                                              ------------------
that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Additional information can also be obtained through our website at www.Ricks.com. We also
                                                         -------------
make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Eric Langan, our President and Chief Executive Officer, at 10959 Cutten Road, Houston, Texas 77066.

     We  are  in  compliance  with  the  information  and  periodic   reporting
requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office, public reference facilities and Web site of the SEC referred to above.

                       RICK'S CABARET INTERNATIONAL, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2005 AND 2004



                                TABLE OF CONTENTS


Report of Independent Registered Public Accounting Firm. . . . . . . .  F-2

Audited Consolidated Financial Statements:

        Consolidated Balance Sheets. . . . . . . . . . . . . . . . . .  F-3

        Consolidated Statements of Operations. . . . . . . . . . . . .  F-4

        Consolidated Statements of Changes in Stockholders' Equity . .  F-5

        Consolidated Statements of Cash Flows. . . . . . . . . . . . .  F-6

        Notes to Consolidated Financial Statements . . . . . . . . . .  F-8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Rick's Cabaret International, Inc.


We have audited the accompanying consolidated balance sheets of Rick's Cabaret International, Inc. and subsidiaries, as of September 30, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rick's Cabaret International, Inc. and subsidiaries as of September 30, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/  Whitley Penn
Dallas, Texas
December 2, 2005

                               RICK'S CABARET INTERNATIONAL, INC.

                                  CONSOLIDATED BALANCE SHEETS

                                                                            SEPTEMBER 30,
                                                                         2005          2004
                                                                     ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents                                          $   480,330   $   275,243
  Accounts receivable:
    Trade                                                                310,692        72,909
    Other                                                                118,872       204,093
  Marketable securities                                                   28,919       122,350
  Inventories                                                            257,626       232,746
  Net assets of discontinued operations                                        -        27,674
  Prepaid expenses and other current assets                               87,991       976,577
                                                                     ------------  ------------
Total current assets                                                   1,284,430     1,911,592

Property and equipment, net                                           13,416,755     8,681,440

Other assets:
  Goodwill and indefinite lived intangibles                            9,836,560     1,898,926
  Definite lived intangibles, net                                        126,262             -
  Other                                                                  365,011       268,919
                                                                     ------------  ------------
Total other assets                                                    10,327,833     2,167,845
                                                                     ------------  ------------

Total assets                                                         $25,029,018   $12,760,877
                                                                     ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                   $ 1,034,508   $   291,650
  Accrued liabilities                                                    852,865       568,835
  Current portion of long-term debt                                    1,349,894       492,310
  Line-of-credit                                                          94,888             -
                                                                     ------------  ------------
Total current liabilities                                              3,332,155     1,352,795

Other long-term liabilities                                              193,648        20,048
Long-term debt                                                        11,896,942     3,201,250
                                                                     ------------  ------------

Total liabilities                                                     15,422,745     4,574,093

Commitments and contingencies                                                  -             -

Minority interest                                                         31,337        40,808

Stockholders' equity:
  Preferred stock, $.10 par, 1,000,000 shares
    authorized, none outstanding                                               -             -
  Common stock, $.01 par, 15,000,000 shares
    authorized, 5,220,678 and 4,608,678 shares issued, respectively       52,207        46,087
  Additional paid-in capital                                          13,004,567    11,273,149
  Accumulated other comprehensive income                                  15,572       109,002
  Accumulated deficit                                                 (2,203,630)   (1,988,482)
                                                                     ------------  ------------
                                                                      10,868,716     9,439,756
  Less 908,530 shares of common stock held in treasury, at cost        1,293,780     1,293,780
                                                                     ------------  ------------
Total stockholders' equity                                             9,574,936     8,145,976
                                                                     ------------  ------------

Total liabilities and stockholders' equity                           $25,029,018   $12,760,877
                                                                     ============  ============

See accompanying notes to consolidated financial statements.

                                RICK'S CABARET INTERNATIONAL, INC.

                                 CONSOLIDATED STATEMENTS OF INCOME

                                                                       YEAR ENDED SEPTEMBER 30,
                                                                         2005            2004
                                                                    --------------  --------------
Revenues:
  Sales of alcoholic beverages                                      $   5,431,049   $   5,343,858
  Sales of food and merchandise                                         1,688,043       1,581,851
  Service revenues                                                      6,632,201       5,839,759
  Internet revenues                                                       787,617         796,353
  Other                                                                   285,497         296,613
                                                                    --------------  --------------
                                                                       14,824,407      13,858,434

Operating expenses:
  Cost of goods sold                                                    1,865,630       1,623,915
  Salaries and wages                                                    5,200,976       4,803,515
  Other general and administrative:
    Taxes and permits                                                   1,985,989       1,815,883
    Charge card fees                                                      229,397         236,894
    Rent                                                                  558,435         248,074
    Legal and professional                                                685,291         543,550
    Advertising and marketing                                             752,866         756,586
    Depreciation and amortization                                         590,466         479,791
    Other                                                               2,656,277       1,955,623
                                                                    --------------  --------------
                                                                       14,525,327      12,463,831
                                                                    --------------  --------------

Income from continuing operations                                         299,080       1,394,603

Other income (expense):
  Interest income                                                          33,434          28,887
  Interest expense                                                       (699,678)       (324,411)
  Gain on sale of marketable securities                                         -          19,807
  Other                                                                    (1,149)         10,193
                                                                    --------------  --------------

Income (loss) from continuing operations before minority interest        (368,313)      1,129,079

Minority interest                                                           9,472          (4,777)
                                                                    --------------  --------------

Income (loss) from continuing operations                                 (358,841)      1,124,302

Discontinued operations:
  Loss from discontinued operations                                      (148,294)       (349,049)
  Gain on sale of a subsidiary                                            291,987               -
                                                                    --------------  --------------
  Income (loss) from discontinued operations                              143,693        (349,049)
                                                                    --------------  --------------

Net income (loss)                                                   $    (215,148)  $     775,253
                                                                    ==============  ==============

Basic and diluted earnings (loss) per share:
  Continuing operations                                             $       (0.09)  $        0.30
  Discontinued operations                                                    0.04           (0.09)
                                                                    --------------  --------------
  Net income (loss)                                                 $       (0.05)  $        0.21
                                                                    ==============  ==============

Weighted average number of common shares outstanding                    3,937,565       3,700,148
                                                                    ==============  ==============

See accompanying notes to consolidated financial statements.

                                                RICK'S CABARET INTERNATIONAL, INC.

                                    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                             YEARS ENDED SEPTEMBER 30, 2005 AND 2004

                                           COMMON STOCK                     ACCUMULATED                       TREASURY STOCK
                                       --------------------  ADDITIONAL        OTHER                      -----------------------
                                         NUMBER                PAID-IN     COMPREHENSIVE    ACCUMULATED    NUMBER
                                       OF SHARES   AMOUNT      CAPITAL        INCOME          DEFICIT     OF SHARES     AMOUNT
                                       ---------  ---------  -----------  ---------------  -------------  ---------  ------------
Balance at September 30, 2003          4,608,678  $  46,087  $11,273,149  $      120,000   $ (2,763,735)    908,530  $(1,293,780)

  Net income                                   -          -            -               -        775,253           -            -
  Reclassification from unrealized to
    realized gain                              -          -            -         (13,222)             -           -            -
  Change in available-for-sale
    securities                                 -          -            -           2,224              -           -            -

  Comprehensive income                         -          -            -               -              -           -            -
                                       ---------  ---------  -----------  ---------------  -------------  ---------  ------------


Balance at September 30, 2004          4,608,678     46,087   11,273,149         109,002     (1,988,482)    908,530   (1,293,780)

  Shares issued                          612,000      6,120    1,624,762               -              -           -            -
  Stock warrants issued                        -          -      106,656               -              -           -            -
  Net loss                                     -          -            -               -       (215,148)          -            -
  Change in available-for-sale
    securities                                 -          -            -         (93,430)             -           -            -
  Comprehensive loss                           -          -            -               -              -           -            -
                                       ---------  ---------  -----------  ---------------  -------------  ---------  ------------

Balance at September 30, 2005          5,220,678  $  52,207  $13,004,567  $       15,572   $ (2,203,630)    908,530  $(1,293,780)
                                       =========  =========  ===========  ===============  =============  =========  ============


                                            TOTAL
                                        STOCKHOLDERS'
                                           EQUITY
                                       ---------------
Balance at September 30, 2003          $    7,381,721

  Net income                                  775,253
  Reclassification from unrealized to
    realized gain                             (13,222)
  Change in available-for-sale
    securities                                  2,224
                                       ---------------
  Comprehensive income                        764,255
                                       ---------------

Balance at September 30, 2004               8,145,976

  Shares issued                             1,630,882
  Stock warrants issued                       106,656
  Net loss                                   (215,148)
  Change in available-for-sale
    securities                                (93,430)
                                       ---------------
  Comprehensive loss                         (308,578)
                                       ---------------

Balance at September 30, 2005          $    9,574,936
                                       ===============

See accompanying notes to consolidated financial statements.

                             RICK'S CABARET INTERNATIONAL, INC.

                            CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED SEPTEMBER 30,
                                                                   2005            2004
                                                              --------------  --------------
OPERATING ACTIVITIES
  Income (loss) from continuing operations                    $    (358,841)  $   1,124,302
  Adjustments to reconcile income (loss) from continuing
    operations to net cash provided by operating activities:
    Depreciation                                                    573,706         479,791
    Amortization                                                     16,760               -
    Bad debts                                                        75,995               -
    Issuance of warrants                                              5,925               -
    Minority interests                                               (9,472)          4,777
    Stock issued for professinal services                            27,120               -
    Gain on sales of marketable securities                                -         (19,807)
    Changes in operating assets and liabilities:
      Accounts receivable                                          (179,583)        (19,465)
      Inventories                                                   (24,880)        (40,435)
      Prepaid expenses and other current assets                     975,432        (967,975)
      Accounts payable and accrued liabilities                      987,868         175,120
                                                              --------------  --------------
Net cash provided by operating activities                         2,090,030         736,308

INVESTING ACTIVITIES
  Acquisitions                                                   (2,650,000)       (265,000)
  Proceeds from sale of subsidiary                                  550,000               -
  Proceeds from sales of marketable securities                            -          21,459
  Purchases of property and equipment                            (4,242,368)       (630,988)
  Note receivable payments                                           34,860           7,323
                                                              --------------  --------------
Net cash used in investing activities                            (6,307,508)       (867,206)

FINANCING ACTIVITIES
  Proceeds from sale of stock                                       928,762               -
  Proceeds from long-term debt                                    4,762,000         300,000
  Payments on long-term debt                                       (889,565)       (453,749)
                                                              --------------  --------------
Net cash provided by (used in) financing activities               4,801,197        (153,749)

Net cash provided by (used in) discontinued operations             (378,632)         56,666
                                                              --------------  --------------

Net increase (decrease) in cash and cash equivalents                205,087        (227,981)
Cash and cash equivalents at beginning of year                      275,243         503,224
                                                              --------------  --------------

Cash and cash equivalents at end of year                      $     480,330   $     275,243
                                                              ==============  ==============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for interest                      $     695,962   $     331,765
                                                              ==============  ==============

See accompanying notes to consolidated financial statements.

                       RICK'S CABARET INTERNATIONAL, INC.

NON-CASH TRANSACTIONS

     During the year ended September 30, 2004, the Company financed the purchase of a vehicle with a note payable in the amount of $31,235.

     During the year ended September 30, 2004, the Company divested a business, see Note M. As a result of the divestiture, the Company received a note receivable in the amount of $235,000, recorded a deferred gain of $163,739, and removed $78,072 of net assets.

     During the year ended September 30, 2005, the Company purchased a 9,000 square foot office building for $512,739, payable with a $86,279 cash at closing and a $426,460 fifteen-year promissory note, bearing interest rate at 7%.

     During the year ended September 30, 2005, the Company purchased a club in New York for $7,775,000, payable with $2,500,000 cash at closing and a five-year secured convertible promissory note, bearing interest at 4%, in the amount of $5,125,000, and transaction costs of $150,000.

     During the year ended September 30, 2005, 12,000 shares of restricted common stocks were issued as compensation pursuant to a consulting agreement for a total value of $27,120, and were issued as part of the transaction costs related to the club in New York.

     During the year ended September 30, 2005, the Company purchased a club in Charlotte for $1,0000,000, payable with a $325,000 seven-year secured promissory note, bearing interest at 7%, and 180,000 shares of stock valued at $675,000.

See accompanying notes to consolidated financial statements.

                       RICK'S CABARET INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2005 AND 2004


A.   NATURE OF BUSINESS

Rick's Cabaret International, Inc. (the "Company") is a Texas corporation incorporated in 1994. The Company currently owns and operates nightclubs that offer live adult entertainment, restaurant, and bar operations. These nightclubs are located in Houston, Austin and San Antonio, Texas, as well as Minneapolis, Minnesota, Charlotte, North Carolina, and New York, New York. The Company also owns and operates several adult entertainment Internet websites. The Company's corporate offices are located in Houston, Texas.


B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

BASIS OF ACCOUNTING

The accounts are maintained and the consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At September 30, 2005 and 2004, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation ("FDIC"). At September 30, 2005, the uninsured portion of these deposits approximated $27,000. There were no uninsured deposits at September 30, 2004.
The Company has not incurred any losses related to its cash on deposit with financial institutions.

                       RICK'S CABARET INTERNATIONAL, INC.

B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

ACCOUNTS AND NOTES RECEIVABLE

Accounts receivable trade is primarily comprised of credit card charges, which are generally converted to cash in two to five days after a purchase is made.
The Company's accounts receivable other is comprised of employee advances and other miscellaneous receivables. The long-term portion of notes receivable are included in other assets in the accompanying consolidated balance sheets. The Company recognizes interest income on notes receivable based on the terms of the agreement and based upon management's evaluation that the notes receivable and interest income will be collected. The Company recognizes allowances for doubtful accounts or notes when, based on management judgment, circumstances indicate that accounts or notes receivable will not be collected. There is no allowance for doubtful accounts or notes receivable as of September 30, 2005 and 2004.

MARKETABLE SECURITIES

Marketable securities at September 30, 2005 and 2004 consist of common stock. Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, requires certain investments be recorded at fair value or amortized cost. The appropriate classification of the investments in marketable equity is determined at the time of purchase and re-evaluated at each balance sheet date. As of September 30, 2005 and 2004, the Company's marketable securities were classified as available-for-sale, which are carried at fair value, with unrealized gains and losses reported as other comprehensive income within the stockholders' equity section of the accompanying consolidated balance sheets. The cost of marketable equity securities sold is determined on a specific identification basis. The fair value of marketable equity securities is based on quoted market prices. There has been no realized gains related to marketable securities for the year ended September 30, 2005. Marketable securities held at September 30, 2005 and 2004 have a cost basis of approximately $13,000.

INVENTORIES

Inventories include alcoholic beverages, food, and Company merchandise. Inventories are carried at the lower of cost, average cost, which approximates actual cost determined on a first-in, first-out ("FIFO") basis, or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. Buildings have estimated useful lives ranging from 31 to 40 years. Furniture, equipment and leasehold improvements have estimated useful lives between five and ten years. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited in the accompanying statement of operations of the respective period.

                       RICK'S CABARET INTERNATIONAL, INC.

B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

GOODWILL AND INTANGIBLE ASSETS

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangibles Assets, which addresses the accounting for goodwill and other intangible assets. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized, but reviewed on an annual basis for impairment. The Company adopted SFAS effective October 1, 2001. The Company's annual evaluation was performed as of September 30, 2005. No impairment losses were identified as a result of this evaluation. All of the Company's goodwill and intangible assets relate to the nightclub segment. Definite lived intangible assets are amortized on a straight-line basis over their estimated lives. Fully amortized assets are written off against accumulated amortization.

REVENUE RECOGNITION

The Company recognizes revenue from the sale of alcoholic beverages, food and merchandise and services at the point-of-sale upon receipt of cash, check, or credit card charge. This includes daily and annual VIP memberships.

Under Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, membership revenue should be deferred and recognized over the estimated membership usage period. Management estimates that the weighted average useful lives for memberships are 12 and 24 months for annual and lifetime memberships, respectively. The Company does not track membership usage by type of membership, however it believes these lives are appropriate and conservative, based on management's knowledge of its client base and membership usage at the clubs. The Company began deferring such revenue in the quarter ended March 31, 2004, and this amount is recorded in accrued liabilities.

If the Company had deferred membership revenue and recognized it based on the lives above prior to January 1, 2004, the impact on revenue and net income recognized would have been increases of approximately $3,600 and $47,000 for the years ended September 30, 2005 and 2004, respectively. This would have also resulted in an increase in the deferred revenue balance of approximately $0 and $12,000 as of September 30, 2005 and 2004, respectively. Management does not believe the impact of this difference in accounting treatment is material to the Company's annual and quarterly financial statements.

The Company recognizes Internet revenue from monthly subscriptions to its online entertainment sites when notification of a new subscription is received from the third party hosting company or from the credit card company, usually two to three days after the transaction has occurred. The Company recognizes Internet auction revenue when payment is received from the credit card as revenues are not deemed estimable nor collection deemed probable prior to that point.

                       RICK'S CABARET INTERNATIONAL, INC.

B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

ADVERTISING AND MARKETING

Advertising and marketing expenses are primarily comprised of costs related to public advertisements and giveaways, which are used for promotional purposes. Advertising and marketing expenses are expensed as incurred and are included in operating expenses in the accompanying consolidated statements of operations.

INCOME TAXES

Deferred income taxes are determined using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

COMPREHENSIVE INCOME

The Company reports comprehensive income in accordance with the provisions of SFAS No. 130, Reporting Comprehensive Income. Comprehensive income consists of net income and gains (losses) on available-for-sale marketable securities and is presented in the consolidated statements of changes in stockholders' equity.

EARNINGS PER COMMON SHARE

The Company computes earnings per share in accordance with SFAS No. 128, Earnings Per Share. SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company. The impact of dilutive stock options does not change earnings per share, therefore basic and diluted earnings per share are the same.

Stock options of approximately 733,000 for the year ended September 30, 2004, have been excluded from earnings per share due to the stock options being anti-dilutive. All options were excluded for the year ended September 30, 2005 due to the Company's net loss.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which

                       RICK'S CABARET INTERNATIONAL, INC.

B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

qualify as financial instruments under this statement and includes this additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of accounts receivable, accounts payable and accrued liabilities approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of short and long-term debt also approximates fair value since these instruments bear market rates of interest. None of these instruments are held for trading purposes.

STOCK OPTIONS

At September 30, 2005, the Company has stock options outstanding, which are described more fully in Note G. The Company accounts for its stock options under the recognition and measurement principles of Accounting Principles Board
("APB")  Opinion  No.  25, Accounting for Stock Issued to Employees, and related
Interpretations. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

The following presents pro forma net income and per share data as if a fair value accounting method had been used to account for stock-based compensation:

                                                       YEAR ENDED SEPTEMBER 30,
                                                         2005            2004
                                                    --------------  --------------
     Net income (loss), as reported                 $    (215,148)  $     775,253
     Less total stock-based employee compensation
       expense determined under the fair value
       based method for all awards                       (549,165)       (216,616)
                                                    --------------  --------------
     Pro forma net income (loss)                    $    (764,313)  $     558,637
                                                    ==============  ==============

     Earnings (loss) per share:
       Basic and diluted  - as reported             $       (0.05)  $        0.21
                                                    ==============  ==============

       Basic and diluted  - pro forma               $       (0.19)  $        0.15
                                                    ==============  ==============


IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2003, the Financial Accounting Standards Board ("FASB") issued interpretation 46R ("FIN 46R"), a revision to interpretation 46 ("FIN 46"), Consolidation of Variable Interest Entities. FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R was effective at the end of the first interim period ending after March 15, 2004. The adoption of FIN 46 and FIN 46R did not have a material impact on the Company's consolidated financial statements.

                       RICK'S CABARET INTERNATIONAL, INC.

B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

In December 2004, the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25's intrinsic value method of accounting for employee stock options has been eliminated. As a result, the fair value of stock options granted to employees in the future will be required to be expensed. The impact on the results of operations of the Company will be dependent on the number of options granted and the fair value of those options. For the Company, SFAS 123R will be effective beginning October 1, 2006.


C.   PROPERTY AND EQUIPMENT

Property  and  equipment  consisted  of  the  following:

                                               SEPTEMBER 30,
                                            2005         2004
                                         -----------  -----------
          Buildings and land             $ 9,531,112  $ 8,967,481
          Leasehold improvements           4,099,666      565,385
          Furniture                          939,550      547,574
          Equipment                        2,079,895    1,260,763
                                         -----------  -----------
          Total property and equipment    16,650,223   11,341,203
          Less accumulated depreciation    3,233,468    2,659,763
                                         -----------  -----------

          Property and equipment, net    $13,416,755  $ 8,681,440
                                         ===========  ===========


For the years ended September 30, 2005 and 2004, the Company capitalized approximately $128,000 and $0, respectively, of interest to property and equipment in leasehold improvements.

                       RICK'S CABARET INTERNATIONAL, INC.

D.   GOODWILL AND INTANGIBLE ASSETS

Goodwill  and  intangible  assets  consisted  of  the  following:

                                                              SEPTEMBER 30,
                                                            2005         2004
                                                         -----------  ----------
     Indefinite useful lives:
       Goodwill                                          $1,898,926   $1,898,926
       Licenses                                           7,937,634            -

                                           Amortization
                                              Period
                                           ------------
     Definite useful lives:
       Discounted lease                      18 years        43,022            -
       Non-compete agreement                  5 years       100,000            -
       Less accumulated amortization                        (16,760)           -
                                                         -----------  ----------

     Total goodwill and intangible assets                $9,962,822   $1,898,926
                                                         ===========  ==========

Future amortization expense related to definite lived intangible assets subject to amortization at September 30, 2005 for each of the years in the five-year period ending September 30, 2010 and thereafter is 2006 - $22,347, 2007 - $22,347, 2008 - $22,347, 2009 - $22,347, 2010 - 7,347, and thereafter - $29,527.

                       RICK'S CABARET INTERNATIONAL, INC.

E.   LONG-TERM DEBT

Long-term  debt  consisted  of  the  following:

                                                            SEPTEMBER 30,
                                                          2005         2004
                                                       -----------  ----------
     Note payable at prime (as determined by
       the Wall Street  Journal) plus 1%,
       matures December 2004                        *  $         -  $  296,163
     Notes payable at 9%, mature February 2008      *    2,035,303   2,120,680
     Notes payable at 12%, mature March 2026        *      140,802     142,263
     Note payable at 9%, matures March 2006         *      289,308     293,224
     Note payable with imputed interest at 7%,
       matures January 2006, unsecured                     214,649     415,255
     Notes payable at 11%, mature August 2015       *    1,335,338     367,072
     Notes payable at 10%, mature December 2014
       and January 2015                             *    2,868,224           -
     Note payable at 7%, matures October 2012,
       collateralized by assets of RCI
       Entertainment North Carolina, Inc.                  325,000           -
     Note payable at 7%, matures December 2004      *            -      27,667
     Convertible note payable at 12%, matures
       August 2008                                         559,270           -
     Convertible note payable at 4%, matures
       May 2010, collateralized by assets of RCI
       Entertainment New York, Inc.                      5,042,362           -
     Note payable at 7%, matures December 2019      *      414,057           -
     Note payable at 8.99%, matures
       October 2007, collateralized by a vehicle            22,523      31,236
                                                       -----------  ----------
     Total debt                                         13,246,836   3,693,560

     Less current portion                                1,349,894     492,310
                                                       -----------  ----------

     Total long-term debt                              $11,896,942  $3,201,250
                                                       ===========  ==========

     * Collateralized by real estate

The Company had an unsecured note payable at 10% in the amount of $188,051 at September 30, 2004, which was part of discontinued operations.

In June, July and November 2004, the Company borrowed $100,000, $100,000, and $900,000, respectively, from an unrelated individual at the rate of 11% per annum for a 10 year term. These borrowings were an addition to a previous note. During fiscal year 2005, the monthly payment of principal and interest of the new borrowing is $15,034, and $3,445 for the old note. The notes are secured by our properties located at 3501 Andtree, Austin and at 5718 Fairdale,

                       RICK'S CABARET INTERNATIONAL, INC.

E.   LONG-TERM DEBT - CONTINUED

Houston, Texas. The money received from this new financing was used for the acquisition and renovation of the New York club.

On November 15, November 17, and December 30, 2004, the Company borrowed $590,000, $1,042,000, and $1,270,000, respectively, from a financial institution at an annual interest rate of 10% over a 10 year term. The monthly payments of principal and interest are $5,694, $10,056, and $12,256, respectively. The notes are secured by our properties located at 2023 Sable Lane, San Antonio, 410
N. Sam Houston Pkwy. E., and 3113 Bering Drive, Houston, Texas. The money received from this financing was used for the acquisition and renovation of the New York club.

As a part of the purchase the North Carolina club, the Company issued 180,000 shares of the Company's common stock valued at $3.75 per share and entered into a seven year promissory note in the amount of $325,000 bearing interest at the rate of 7% per annum. The note is payable with an initial payment due November 1, 2005, of interest only for the period of time from the date of Closing until October 31, 2005, plus a principal reduction payment in the amount of $3,009. Thereafter, RCI Entertainment North Carolina, Inc., the Company's subsidiary, will make eighty-three (83) successive equal monthly payments commencing December 1, 2005, of principal and interest in the amount of $4,905 until paid in full. The note is secured by the assets of RCI Entertainment North Carolina, Inc. Pursuant to the terms of the note, on or after November 1, 2005, the holder shall have the right, but not the obligation to have the Company purchase from the holder 4,285 shares per month, calculated at a price per share equal to $3.75 until the holder has received a total of $1,000,000 from the sale of the shares less the amount of the note. At the Company's election during any given month, the Company may either buy the monthly shares or, if the Company elects not to buy the monthly shares from the holder, then the holder shall sell the monthly shares in the open market. Any deficiency between the amount which the holder receives from the sale of the monthly shares and the value of the shares shall be paid by the Company within three (3) days of the date of sale of the monthly shares during that particular month. The Company's obligation to purchase the monthly shares from the holder shall terminate and cease at such time as the holder has received a total of $1,000,000 from the sale of the shares, less the amount of the note.

On July 22, 2005, the Company entered into a secured convertible debenture with one of its shareholders for a principal sum of $660,000. The debenture is convertible into 220,000 shares of the Company's common stock at a conversion price of $3.00 per share at the option of the holder. The term is for three years and interest rate is at 12% per annum. The debenture matures on August 1, 2008. The Company also issued 50,000 detachable warrants at $3.00 per share in relation to this debenture. The value of the discount on notes payable was estimated to be $106,656 at the date of grant using a Black-Scholes option-pricing model. For the year ending September 30, 2005, the Company recorded $5,925 interest expense. The debenture is secured by Company's ownership in Citation Land, LLC and RCI Holdings, Inc., both are wholly owned subsidiaries.

As a part of the purchase the New York club, the Company obtained a $5.125 million in a promissory note bearing simple interest at the rate of 4.0% per annum with a balloon payment at end of five years. Two million dollars of the principal amount of the Promissory Note is

                       RICK'S CABARET INTERNATIONAL, INC.

E.   LONG-TERM DEBT - CONTINUED

convertible into shares of restricted common stock at prices ranging from $4.00 to $7.50 per share.

In December 2004, as a part of the purchase of a 9,000 square-foot office building, the Company obtained a fifteen year promissory note in the amount of $426,460 with interest at 7%.

Future  maturities  of  long-term  debt  consist  of  the  following:

     2006                                $ 1,349,894
     2007                                    835,062
     2008                                  3,312,223
     2009                                    909,149
     2010                                  2,894,275
     Thereafter                            3,946,233
                                         -----------
     Total maturities of long-term debt  $13,246,836
                                         ===========


F.   INCOME TAXES

Income tax expense for the years presented differs from the "expected" federal income tax expense computed by applying the U.S. federal statutory rate of 34% to earnings before income taxes for the years ended September 30, as a result of the following:

                                                2005        2004
                                              ---------  ----------
     Computed expected tax expense (benefit)  $(73,151)  $ 263,586
     State income taxes                         (6,454)     23,257
     Deferred tax asset valuation
       Allowance                                79,605    (286,843)
                                              ---------  ----------
     Total income tax expense                 $      -   $       -
                                              =========  ==========


The significant components of the Company's deferred tax assets and liabilities at September 30, are as follows:

                                                    2005         2004
                                                 -----------  ----------
     Deferred tax assets (liabilities):
       Goodwill                                  $ (138,150)  $ 284,018
       Property and equipment                      (254,788)   (161,881)
       Net operating losses                       1,165,143     654,405
       Unrealized gain on marketable securities      (5,762)    (40,331)
       Other                                         72,975      16,646
       Valuation allowance                         (839,418)   (752,857)
                                                 -----------  ----------
                                                 $        -   $       -
                                                 ===========  ==========

                       RICK'S CABARET INTERNATIONAL, INC.

F.   INCOME TAXES - CONTINUED

The Company has established a valuation allowance to fully reserve the deferred tax assets at September 30, 2005 and 2004 due to the uncertainty of the timing and amounts of future taxable income. At September 30, 2005, the Company had net operating loss carryforwards of approximately $3,149,000, which expire in 2017 through 2020.


G.   STOCK OPTIONS

In 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan") for employees and directors. In August 1999 the Company adopted the 1999 Stock Option Plan (the "1999 Plan") (collectively, "the Plans"). The options granted under the Plans may be either incentive stock options, or non-qualified options. The Plans are administered by the Board of Directors or by a compensation committee of the Board of Directors. The Board of Directors has the exclusive power to select individuals to receive grants, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the Plans.

Following  is  a  summary  of  options  for  the  years  ended  September  30:

                                               WEIGHTED                WEIGHTED
                                                AVERAGE                 AVERAGE
                                               EXERCISE                EXERCISE
                                     2005        PRICE       2004        PRICE
                                  ----------------------------------------------
Outstanding at beginning of year     908,000   $    2.39     498,000   $    2.35
Granted                               90,000        2.80     575,000        2.46
Expired                              (50,000)       2.49    (165,000)       2.29
Exercised                            (70,000)       2.21           -           -
                                  -----------             -----------
Outstanding at end of year           878,000        2.47     908,000        2.42
                                  ===========             ===========
Exercisable at end of year           583,000   $    2.40     408,000   $    2.32
                                  ===========             ===========
Weighted-average remaining
  contractual life                2.84 years              3.12 years
                                  ===========             ===========


As of September 30, 2005, the range of exercise prices for outstanding options was $1.40 -$2.80.

The Company has elected to follow APB No. 25 and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, Accounting for Stock Based Compensation, requires the use of option valuation models that were not developed for use in valuing employee stock options. See footnote B for related disclosures.

                       RICK'S CABARET INTERNATIONAL, INC.

G.   STOCK OPTIONS - CONTINUED

Under APB No. 25, no compensation expense is recorded when the exercise price of the Company's employee stock option equals the fair value of the underlying stock on the date of grant. Compensation equal to the intrinsic value of employee stock options is recorded when the exercise price of the stock option is less than the fair value of the underlying stock on the date of grant. Any resulting compensation is amortized to expense over the remaining vesting periods of the options on a straight-line basis. For the years ended September 30, 2005 and 2004, no amounts were recorded to compensation expense related to stock options issued to employees.

Information regarding pro forma net income is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value of these options was estimated at the date of grant using a Black-Scholes option-pricing model using the following weighted average assumptions:

                             2005       2004
                           --------------------
  Volatility                   137%        137%
  Expected lives           3 years   3.3 years
  Expected dividend yield        -           -
  Risk free rates             4.31%       3.45%


The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


H.   COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases certain equipment and facilities under operating leases, of which rent expense was approximately $558,000 and $536,000 for the years ended September 30, 2005 and 2004, respectively.

Rent expense for the Company's operating leases, which generally have escalating rentals over the term of the lease, is recorded using the straight line method over the initial lease term whereby an equal amount of rent expense is attributed to each period during the term of the lease, regardless of when actual payments are made. Generally, this results in rent expense in excess of cash payments during the early years of a lease and rent expense less than cash payments in the later years. The difference between rent expense recognized and actual rental payments is recorded as other long-term liability in the consolidated balance sheets.

                       RICK'S CABARET INTERNATIONAL, INC.

H.   COMMITMENTS AND CONTINGENCIES - CONTINUED

Future  minimum annual lease obligations as of September 30, 2005 are as follow:

           2006                                    $   964,307
           2007                                        984,472
           2008                                        929,076
           2009                                        788,114
           2010                                        552,882
           Thereafter                                8,517,755
                                                   -----------

           Total future minimum lease obligations  $12,736,606
                                                   ===========


LEGAL MATTERS

Sexually Oriented Business Ordinance Of Houston, Texas

In January 1997, the City Council of the City of Houston passed a comprehensive new Ordinance regulating the location of and the conduct within Sexually
Oriented Businesses (the "Ordinance"). The Ordinance established new minimum distances that Sexually Oriented Businesses may be located from schools, churches, playgrounds and other sexually oriented businesses. There were no provisions in the Ordinance exempting previously permitted sexually oriented businesses from the effect of the new Ordinance. In 1997, the Company was informed that one of the Company's Houston locations at 3113 Bering Drive failed to meet the requirements of the Ordinance and accordingly the renewal of the Company's Business License at that location was denied.

The Ordinance provided that a business which was denied a renewal of its operating permit due to changes in distance requirements under the Ordinance would be entitled to continue in operation for a period of time (the "Amortization Period") if the owner were unable to recoup, by the effective date of the Ordinance, its investment in the business that was incurred through the date of the passage and approval of the Ordinance.

The Company filed a request with the City of Houston requesting an extension of time during which operations at the Company's north Houston facility could continue under the Amortization Period provisions of the Ordinance since the Company was unable to recoup its investment prior to the effective date of the Ordinance. An administrative hearing was held by the City of Houston to determine the appropriate Amortization Period to be granted to the Company. At the Hearing, the Company was granted an amortization period that has since been reached. The Company has the right to appeal any decision of the Hearing official to the district court in the State of Texas.

In May 1997, the City of Houston agreed to defer implementation of the Ordinance until the constitutionality of the entire Ordinance was decided by court trial. In February 1998, the U.S.

                       RICK'S CABARET INTERNATIONAL, INC.

H.   COMMITMENTS AND CONTINGENCIES - CONTINUED

District Court for the Southern District of Texas, Houston Division, struck down certain provisions of the Ordinance, including the provision mandating a 1,500 foot distance between a club and schools, churches and other sexually oriented business, leaving intact the provision of the 750 foot distance as it existed prior to the Ordinance.

The City of Houston has appealed the District Court's rulings with the Fifth Circuit Court of Appeals. In the event that the City of Houston is successful in the appeal, the Company could be out of compliance and such an outcome could have an adverse impact on the Company's future. The permits for the Company's north Houston location and Bering Drive location have expired.

There are other provisions in the Houston, Texas Ordinance, such as provisions governing the level of lighting in a sexually oriented business, the distance between a customer and dancer while the dancer is performing in a state of undress and provisions regarding the licensing of dancers and club managers that were upheld by the court which may be detrimental to the Company's business. The Company, in concert with other sexually oriented businesses, is appealing these aspects of the Ordinance.

In November, 2003, a three judge panel from the Fifth Circuit Court of Appeals published their Opinion which affirmed the Trial Court's ruling regarding lighting levels, customer and dancer separation distances and licensing of dancers and staff. The Court of Appeals, however, did not follow the Trial Court's ruling regarding the distance from which a club may be located from a church or school. The Court of Appeals held that a distance measurement of 1,500 feet would be upheld upon a showing by the City of Houston that its claims that there were alternative sites available for relocating the clubs could be substantiated. The case was remanded for trial on the issue of the alternative sites.

There are other technical issues, which could additionally bear upon the location of the clubs, which were not decided at the trial level during the initial phase of the case. It is anticipated that these technical issues will be joined in the Trial Court. The City has not sought to modify any of the terms of the injunction against enforcement of any location provision of the Ordinance.

The appeals process as it relates to the Court's rulings in 1998 has been exhausted. The Trial Court has entered a new scheduling order which places trial on the remaining issues for June 2006. Under the holding of the Fifth Circuit Court of Appeals, the City of Houston has the burden of proof to show that, under the distance measurements contained in the 1997 ordinance, there are over 2,000 alternate sites available for relocation. If the City of Houston can meet this initial burden, then the Trial Court will consider the remaining location issues which were not decided during the initial summary phase of the case. In the event the City of Houston can meet its burden and the Trial Court moves forward with the case, an appeal is anticipated. A ruling on the remaining issues in favor of the City of Houston could have an adverse impact on the Rick's locations in Houston, Texas.

                       RICK'S CABARET INTERNATIONAL, INC.

H.   COMMITMENTS AND CONTINGENCIES - CONTINUED

OTHER LEGAL MATTERS

On May 2, 2003, a lawsuit was filed in the United States District Court for the Western District of Texas, San Antonio division, on behalf of XTC Cabaret, and others, as a result of the City of San Antonio having adopted a new ordinance, which, among other things, banned nude dancing. This suit asked the Court to declare the ordinance unconstitutional and enjoin the City from enforcing it. Prior to a resolution of this litigation, XTC Cabaret withdrew as a party to the lawsuit. Although a settlement was reached with the remaining parties in June 2005, it did not include nude dancing. XTC has elected to address the constitutionality of the ordinance by appealing any conviction obtained by the City through the state courts.

On April 7, 2004, a lawsuit was filed in the 80th Judicial District Court of Harris County, Texas, styled Cause No. 2004-18510, Charity Renee Stevens, et al. vs. Lazaro Ernesto Alfonso, et al. This is a wrongful death and personal injury action against two individuals based on negligence theories and five entertainment establishments including Rick's based on alleged "dram shop" violations arising from a two-car collision. Plaintiffs have also sued Ford Motor Company under a theory of products liability. Plaintiffs include the children of the decedents, a minor passenger and the mothers of the decedents. Plaintiffs are seeking unspecified damages including physical pain and suffering, mental anguish, pecuniary loss, past and future loss of companionship and consortium, loss of mental and intellectual function, past and future physical impairment, reduction in earning capacity, increased education costs and expenses including funeral and medical costs.

Management believes that the Company is not liable for any of the damages and that the Company is covered by the safe harbor provisions of the Dram Shop Act, which render certain compliant establishments not liable for the acts of their patrons. The Company is not aware of any insurance coverage for this claim. The Company denies that the Company has any liability for the accident and is vigorously defending the matter.

Discovery is ongoing and the Company has filed a Motion for Summary Judgment on behalf of Rick's which is currently pending.

For all the above legal matters, no contingent reserves as liabilities have been recorded in the accompanying balance sheets as such potential losses are not deemed probable or estimable.

I.   LINE-OF-CREDIT

The Company has available a $100,000 unsecured line-of-credit with a bank. Interest is payable monthly on the outstanding balance at a floating rate of prime plus 1.5% (8.25% at September 30, 2005). This arrangement is subject to renewal in June 2006. The amount outstanding under this agreement at September 30, 2005 was $94,888, with the remainder available for future borrowing.

                       RICK'S CABARET INTERNATIONAL, INC.

J.   SEGMENT INFORMATION

The following information is presented in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company is engaged in adult night clubs and adult entertainment websites ("Internet"). The Company has identified such segments based on management responsibility and the nature of the Company's products, services and costs. There are no major distinctions in geographical areas served as all operations are in the United States. The Company measures segment profit (loss) as income
(loss) from operations. Total assets are those assets controlled by each reportable segment.

The following table sets forth certain information about each segment's financial information for the year ended September 30:

                                                     2005          2004
                                                 ------------  ------------
Business segment sales:
    Night clubs                                  $14,708,159   $15,163,331
    Internet                                         788,513       796,353
    Discontinued operations                         (672,265)   (2,101,250)
                                                 ------------  ------------
                                                 $14,824,407   $13,858,434

Business segment operating income:
    Night clubs                                  $ 2,283,535   $ 2,542,482
    Internet                                         114,500        88,958
    General corporate                             (2,098,955)   (1,565,871)
    Discontinued operations                                -       329,034
                                                 ------------  ------------
                                                 $   299,080   $ 1,394,603

Business segment capital expenditures:
    Night clubs                                  $ 4,763,060   $   659,073
    Internet                                          58,153         5,580
    General corporate                                516,500        35,546
    Discontinued operations                          (28,693)      (55,634)
                                                 ------------  ------------
                                                 $ 5,309,020   $   644,565

Business segment depreciation and amortization:
    Night clubs                                  $   455,690   $   385,425
    Internet                                          34,231        43,308
    General corporate                                122,277       115,404
    Discontinued operations                          (21,732)      (64,346)
                                                 ------------  ------------
                                                 $   590,466   $   479,791

Business segment assets:
    Night clubs                                  $19,037,102   $ 6,640,888
    Internet                                          99,148       108,595
    General corporate                              5,892,768     6,450,276
    Discontinued operations                                -      (438,882)
                                                 ------------  ------------
                                                 $25,029,018   $12,760,877

                       RICK'S CABARET INTERNATIONAL, INC.

K.   COMMON STOCK

In January 2005, 20,000 stock options were exercised by the Company's employees and directors for $39,625. In March 2005, the Company issued 150,000 shares of common stock to an unrelated investor and received proceeds of $375,000, 12,000 shares of restricted common stock were issued at a value of $2.26 per share pursuant to a consulting agreement, and 25,000 stock options were exercised by the Company's employees for $60,025. On June 10, 2005, the Company issued 180,000 shares of common stock pursuant to the purchase of a club in Charlotte, North Carolina. See Note N. In July 2005, we sold 200,000 shares of our common stock in a private transaction to 13 persons at $2.00 per share for a total consideration of $400,000. In August and September 2005, 25,000 stock options were exercised by the Company's employees and directors for $54,113.


L.   RELATED PARTY TRANSACTIONS

In May 2002, the Company loaned $100,000 to Eric Langan, Chief Executive Officer of the Company. The note is unsecured, bears interest at 11% and is amortized over a period of ten years. The note contains a provision that in the event Mr. Langan leaves the Company for any reason, the note immediately becomes due and payable in full. The balance of the note was approximately $79,000 and $86,000 at September 30, 2005 and 2004, respectively, and is included in other assets in the accompanying consolidated balance sheets.


M.   EMPLOYEE RETIREMENT PLAN

The Company sponsors a Simple IRA plan (the "Plan"), which covers all of the Company's corporate employees. The Plan allows the corporate employees to contribute up to the maximum amount allowed by law, with the Company making a matching contribution of 3% of the employee's salary. Expenses related to matching contributions to the Plan approximated $28,000 and $23,000 for the years ended September 30, 2005 and 2004, respectively.


N.   ACQUISITIONS AND DISPOSITIONS

On March 3, 2004, the Company acquired the assets and business of a 7,000 square foot gentlemen's club in North Houston and it became the Company's fifth XTC Cabaret. As a part of the transaction, the Company entered into a new five-year lease with an option for five additional years. The results of operations of this new venue are included in the accompanying consolidated financial statements from the date of acquisition. The $265,000 all-cash purchase transaction generated goodwill of $20,000. Proforma results of operations have not been provided, as the amounts were not deemed material to the consolidated financial statements. The transaction follows the Company's growth strategy.

On September 30, 2004, the Company entered into a Stock Purchase Agreement with an unrelated third party, whereby the Company sold all of its 510 shares of common stock of RCI Ventures, Inc. for $15,000 cash and a $235,000 note receivable bearing interest at a rate of 6%

                       RICK'S CABARET INTERNATIONAL, INC.

N.   ACQUISITIONS AND DISPOSITIONS - CONTINUED

over a five year period. As a part of the transaction, Trumps, a wholly-owned subsidiary of the Company, and Tantric, a wholly-owned subsidiary of RCI Ventures., entered into a five year lease agreement for the property located at 5718 Fairdale, Houston, Texas. The Company has recorded a $163,739 deferred gain related to this transaction for the year ended September 30, 2004. The gain will be recognized upon collection of the note receivable. The club's business was accounted for as discontinued operations under accounting principles generally accepted in the United States of America and therefore, the club's results of operations and cash flows have been removed from the Company's consolidated results of continuing operations and cash flows for all periods presented in this document and such assets and liabilities as of September 30, 2004 have been netted in one line item on the balance sheet. The deferred gain is netted against the note receivable, included in other assets in the accompanying balance sheet.

On January 18, 2005, the Company's wholly-owned subsidiary, RCI Entertainment New York, Inc., a New York corporation ("RCI New York") completed the acquisition of Peregrine Enterprises, Inc. ("Peregrine"), which operated the Paradise Club in Midtown Manhattan, New York (50 West 33rd Street). Peregrine owns and operates an adult entertainment cabaret located in midtown Manhattan. The cabaret club is located near the Empire State Building and Madison Square Garden, and is less than 10 blocks from Times Square. The total consideration was for $7.775 million for the assets and stock of the former Paradise Club, which had operated on the site for more than a decade. The transaction consisted of $2.5 million in cash and $5.125 million in a promissory note bearing simple interest at the rate of 4.0% per annum with a balloon payment at end of five years and transaction costs of $150,000. The Promissory Note is payable commencing 151 days after Closing as follows: (a) the payment of $58,333.33 per month for twenty-four (24) consecutive months; (b) the payment of $63,333.33 for twenty-four (24) consecutive months; (c) the payment of $68,333.33 for twelve
(12) consecutive months; and (d) a lump sum payment of the remaining balance to be paid on the sixty-first (61st) month. $2,000,000 of the principal amount of the Promissory Note is convertible into shares of restricted common stock at prices ranging from $4.00 to $7.50 per share. The parties also entered into a Stock Pledge Agreement and Security Agreement to secure the Promissory Note. The results of operations of the club are included in the Company's consolidated statement of operations from January 18, 2005.

The following information summarizes the final determination of the purchase price allocation.

          Current assets         $  150,000
          Discounted lease           43,022
          Non-compete agreement     100,000
          License                 7,481,978
                                 ----------

          Net assets acquired    $7,775,000


The following unaudited pro forma information presents the results of operations as if the acquisition had occurred as of the beginning of the immediate preceding period. Peregrine's operations are for the calendar year 2004. The pro forma information is not necessarily

                       RICK'S CABARET INTERNATIONAL, INC.

N.   ACQUISITIONS AND DISPOSITIONS - CONTINUED

indicative of what would have occurred had the acquisition been made as of such periods, nor is it indicative of future results of operations. The pro forma amounts give effect to appropriate adjustments for the fair value of the assets acquired, amortization of intangibles and interest expense.

                                                        2005         2004
                                                    ------------  -----------
  Revenues                                          $15,310,407   $16,206,998
  Net income (loss) from continuing operations         (638,841)      425,320
  Net income (loss)                                    (495,148)       87,370

  Net income (loss) per share - basic and diluted   $     (0.13)  $      0.02


On March 31, 2005, the Company completed the sale of one of its clubs known as 'Rick's South' to MBG Acquisition LLC for cash $550,000. In connection with the sale, the Company recorded a gain of $291,987. The club's business was accounted for as a discontinued operation under accounting principles generally accepted in the United States of America, and therefore, the club's results of operations and cash flows have been removed from the Company's consolidated results of continuing operations and cash flows for all periods presented and such assets and liabilities as of September 30, 2004 have been included under "Net assets of discontinued operation" in the accompanying balance sheet. Goodwill in the amount of $83,923 was eliminated as the result of this transaction.

On June 10, 2005, the Company's wholly-owned subsidiary, RCI Entertainment North Carolina, Inc., a North Carolina corporation ("RCI North Carolina") completed the acquisition of a 30,000 square foot nightclub in Charlotte, North Carolina. The name of the club had been changed from 'The Manhattan Club' (5300 Old Pineville Road) to 'Rick's Cabaret'. The purchase price of the transaction was $1,000,000 through the issuance of 180,000 shares of restricted common stock valued at $675,000 and a seven-year promissory note of $325,000, bearing interest at a rate of 7% per annum. The note is secured by liens upon the assets of and hereafter acquired assets of RCI Entertainment (North Carolina), Inc. The results of operations of the club are included in our consolidated statement of operations from February 1, 2005, when the Company assumed risk of loss for the club's operations under a management agreement.

Pursuant to the terms of the note, on or after November 1, 2005, the holder shall have the right, but not the obligation to have the Company purchase from the holder 4,285 shares per month, calculated at a price per share equal to $3.75 until the holder has received a total of $1,000,000 from the sale of the shares less the amount of the note. At the Company's election during any given month, the Company may either buy the monthly shares or, if the Company elects not to buy the monthly shares from the holder, then the holder shall sell the monthly shares in the open market. Any deficiency between the amount which the holder receives from the sale of the monthly shares and the value of the shares shall be paid by the Company within three (3) days of the date of sale of the monthly shares during that particular month. The Company's obligation to purchase the monthly shares from the holder shall terminate and cease at such time as the

                       RICK'S CABARET INTERNATIONAL, INC.

N.   ACQUISITIONS AND DISPOSITIONS - CONTINUED

holder has received a total of $1,000,000 from the sale of the shares, less the amount of the note. Proforma results of operations have not been provided, as the amounts were not deemed material to the consolidated financial statements. The transaction follows the Company's growth strategy.

The following information summarizes the final determination of the purchase price allocation.

     Current assets                          $  111,752
     Property & equipment, net depreciation     640,192
     Licenses                                   455,656
     Other assets                                 5,020
     Current liabilities assumed               (212,620)
                                             -----------
     Net assets acquired                     $1,000,000


On July 12, 2005, the Company organized RCI Dating Services, Inc. ("RCI Dating"), which operates as an addition to the Company's internet operations, to acquire CouplesClick.net from ClickMatch LLC ("ClickMatch"). The Company transferred its ownership in CouplesTouch.com to RCI Dating and as a result of the transaction the Company obtained an 85% interest in RCI Dating with the other 15% owned by ClickMatch.

                       RICK'S CABARET INTERNATIONAL, INC.


                                TABLE OF CONTENTS
                                -----------------


PART  I          FINANCIAL  INFORMATION

Item 1.      Financial Statements

             Consolidated Balance Sheets as of March 31, 2006 (unaudited)
             and September 30, 2005 (audited)                                  F - 29

             Consolidated Statements of Operations for the three months and
             six months ended March 31, 2006 and 2005 (unaudited)              F - 31

             Consolidated Statements of Cash Flows for the six months
             ended March 31, 2006 and 2005 (unaudited)                         F - 32

             Notes to Consolidated Financial Statements                        F - 33

                          PART I FINANCIAL INFORMATION

Item  1.          Financial  Statements.

               RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                     ------


                                                   3/31/06       9/30/05
                                               (UNAUDITED)     (AUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                   $ 1,473,186   $   480,330
  Accounts receivable
    Trade                                         231,152       310,692
    Other, net                                    140,009       118,872
  Marketable securities                            51,164        28,919
  Inventories                                     226,254       257,626
  Prepaid expenses and other current assets       257,802        87,991
                                              ------------  ------------
    Total current assets                        2,379,567     1,284,430

PROPERTY AND EQUIPMENT:
  Buildings, land and leasehold improvements   13,663,451    13,630,778
  Furniture and equipment                       3,276,540     3,019,445
                                              ------------  ------------
                                               16,939,991    16,650,223

  Accumulated depreciation                     (3,690,565)   (3,233,468)
                                              ------------  ------------
    Total property and equipment, net          13,249,426    13,416,755

OTHER ASSETS:
  Goodwill and indefinite lived intangibles     9,836,560     9,836,560
  Definite lived intangibles, net                 115,089       126,262
  Other                                           350,936       365,011
                                              ------------  ------------
    Total other assets                         10,302,585    10,327,833
                                              ------------  ------------
    Total assets                              $25,931,578   $25,029,018
                                              ============  ============

          See accompanying notes to consolidated financial statements.

                RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEETS

                        LIABILITIES AND STOCKHOLDERS' EQUITY


                                                            3/31/06        9/30/05
                                                         (UNAUDITED)      (AUDITED)

CURRENT LIABILITIES:
  Accounts payable - trade                               $   510,442   $ 1,034,508
  Accrued liabilities                                        702,328       852,865
  Current portion of long-term debt                          948,898     1,349,894
  Line of credit                                                 ---        94,888
                                                         ------------  ------------
    Total current liabilities                              2,161,668     3,332,155

Other long-term liabilities                                  258,674       193,648
Long-term debt less current portion                       11,650,845    11,896,942
                                                         ------------  ------------
    Total liabilities                                     14,071,187    15,422,745

COMMITMENTS AND CONTINGENCIES                                    ---           ---

MINORITY INTERESTS                                            32,681        31,337

STOCKHOLDERS' EQUITY:
  Preferred stock, $.10 par, 1,000,000 shares
    authorized; none issued and outstanding                      ---           ---
  Common stock, $.01 par, 15,000,000 shares
    authorized; 5,499,678 and 5,220,678 shares issued         54,997        52,207
  Additional paid-in capital                              14,000,780    13,004,567
  Accumulated other comprehensive income                      37,817        15,572
  Accumulated deficit                                       (972,104)   (2,203,630)
  Less 908,530 shares of common stock held in treasury,
    at cost                                               (1,293,780)   (1,293,780)
                                                         ------------  ------------
    Total stockholders' equity                            11,827,710     9,574,936
                                                         ------------  ------------

    Total liabilities and stockholders' equity           $25,931,578   $25,029,018
                                                         ============  ============

          See accompanying notes to consolidated financial statements.

                       RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  FOR THE THREE MONTHS         FOR THE SIX MONTHS
                                                       ENDED MARCH 31,            ENDED MARCH 31,
                                                     2006         2005          2006         2005
                                                        (UNAUDITED)                (UNAUDITED)

Continuing Operations:
Revenues:
Sales of alcoholic beverages                  $2,215,489   $1,192,768    $4,385,484   $2,403,044
  Sales of food and merchandise                  677,275      413,996     1,315,999      791,098
  Service revenues                             2,841,119    1,586,890     5,435,920    3,092,841
  Internet revenues                              203,751      180,729       412,909      367,960
  Other                                          181,882       69,007       348,941      120,657
                                              -----------  -----------  ------------  -----------
        Total revenues                         6,119,516    3,443,390    11,899,253    6,775,600

Operating expenses:
  Cost of goods sold                             745,295      448,165     1,454,533      845,935
  Salaries and wages                           1,678,813    1,203,595     3,348,524    2,411,544
  Other general and administrative:
    Taxes and permits                            779,450      477,037     1,474,765      921,627
    Charge card fees                             104,074       55,609       206,310      115,296
    Rent                                         296,732      105,875       593,578      177,823
    Legal and professional                       185,288      178,753       335,946      346,079
    Advertising and marketing                    315,882      215,796       606,550      357,602
    Depreciation and amortization                235,788      140,453       468,269      267,242
    Other                                        814,713      618,081     1,663,127    1,177,199
                                              -----------  -----------  ------------  -----------
      Total operating expenses                 5,156,035    3,443,364    10,151,602    6,620,347
                                              -----------  -----------  ------------  -----------

Income from continuing operations                963,481           26     1,747,651      155,253

Other income (expense):
  Interest income                                  8,950       11,556        15,386       20,745
  Interest expense                              (271,469)    (167,835)     (534,521)    (256,949)
  Minority interests                              (2,731)      (6,877)       (1,344)      (6,414)
  Other                                            7,839           46         4,354         (734)
                                              -----------  -----------  ------------  -----------
Net income (loss) from continuing
  operations                                     706,070     (163,084)    1,231,526      (88,099)

Discontinued operations:
  Loss from discontinued operations                  ---      (66,825)          ---     (148,294)
  Gain on sale of subsidiary                         ---      291,987           ---      291,987
                                              -----------  -----------  ------------  -----------
    Net income                                $  706,070   $   62,078   $ 1,231,526   $   55,594
                                              ===========  ===========  ============  ===========
Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations      $     0.16   $    (0.04)  $      0.28   $    (0.02)
Income from discontinued operations                  ---         0.06           ---         0.04
                                              -----------  -----------  ------------  -----------
Net income, basic                             $     0.16   $     0.02   $      0.28   $     0.02
                                              ===========  ===========  ============  ===========
Net income, diluted                           $     0.14   $     0.02   $      0.26   $     0.01
                                              ===========  ===========  ============  ===========
Weighted average number of common
  shares outstanding:
      Basic                                    4,408,237    3,782,481     4,364,649    3,741,315
                                              ===========  ===========  ============  ===========
      Diluted                                  5,347,386    3,964,987     4,973,583    3,923,821
                                              ===========  ===========  ============  ===========

Comprehensive income (loss) for the three months ended March 31, 2006 and 2005 were $728,315 and $28,710, and for the six months were $1,253,771 and ($22,265), respectively. This includes the changes in available-for-sale securities and net income (loss).

          See accompanying notes to consolidated financial statements.

                RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         SIX MONTHS ENDED MARCH 31,
                                                                2006          2005
                                                          (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss) from continuing operations             $ 1,231,526   $   (88,099)
    Adjustments to reconcile income (loss) from
    continuing operations to cash provided by operating
    activities:
      Depreciation and amortization                          468,269       267,242
      Issuance of warrants                                    17,777           ---
      Minority interests                                       1,344         6,414
        Stocks issued for professional services                  ---        27,120
        Changes in operating assets and liabilities         (697,031)      813,580
                                                         ------------  ------------
    Cash provided by operating activities                  1,021,885     1,026,257

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and equipment                     (289,768)     (988,626)
    Proceeds from sale of discontinued operations                ---       550,000
    Acquisition of business, net of cash acquired                ---    (2,650,000)
    Payments for notes receivable                             21,493       (10,012)
                                                         ------------  ------------
    Cash used in investing activities                       (268,275)   (3,098,638)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                        75,000       474,650
    Proceeds from stock options exercised                    249,003           ---
    Proceeds from long-term debt                           1,035,425     3,802,000
    Payments on line-of-credit                               (94,888)          ---
    Payments on long-term debt                            (1,025,294)     (488,973)
                                                         ------------  ------------
    Cash provided by financing activities                    239,246     3,787,677

CASH FLOW FROM DISCONTINUED OPERATIONS:
    Cash provided by operating activities                        ---       200,042
    Cash used in investing activities                            ---      (402,585)
    Cash used in financing activities                            ---      (176,089)
                                                         ------------  ------------
    Cash used in discontinued operations                         ---      (378,632)

NET INCREASE IN CASH                                         992,856     1,336,664

CASH AT BEGINNING OF PERIOD                                  480,330       275,243
                                                         ------------  ------------
CASH AT END OF PERIOD                                    $ 1,473,186   $ 1,611,907
                                                         ============  ============
CASH PAID DURING PERIOD FOR:
    Interest                                             $   552,227   $   242,151
                                                         ============  ============


Non-cash transactions:
     During the quarter ended December 31, 2004, the Company purchased a 9,000 square foot office building for $516,499, payable with $90,039 cash at closing and a fifteen-year promissory note, bearing interest rate at 7%, in the amount of $426,460.

     In March 2006, the seller of the New York club converted $675,000 of principal from the related promissory note into 150,000 shares of restricted common stock.

          See accompanying notes to consolidated financial statements.

              RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

1.  BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements for the year ended September 30, 2005 included in the Company's Annual Report on Form 10-KSB, as amended and filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months and six months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending September 30, 2006.

2.  STOCK OPTIONS

The Company accounts for its stock options under the recognition and measurement principles of Accounting Principles Board ("APB") opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The following table illustrates the effect on net income (loss) and earnings (loss) per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock Based Compensation, to stock-based employee compensation. The following presents pro forma net income (loss) and per share data as if a fair value accounting method had been used to account for stock-based compensation:

                                                  FOR THE THREE MONTHS       FOR THE SIX MONTHS
                                                       ENDED MARCH 31,          ENDED MARCH 31,
                                                      2006        2005        2006         2005
  Net income, as reported                        $ 706,070   $  62,078   $1,231,526   $  55,594
  Less total stock-based employee compensation
  expense determined under the fair value
  based method for all awards                     (135,630)   (128,393)    (271,260)   (256,786)
                                                 ----------  ----------  -----------  ----------
  Pro forma net income (loss)                    $ 570,440   $ (66,315)  $  960,266   $(201,192)
                                                 ==========  ==========  ===========  ==========

  Earnings (loss) per share:
    Basic - as reported                          $    0.16   $    0.02   $     0.28   $    0.02
                                                 ==========  ==========  ===========  ==========
    Diluted - as reported                        $    0.14   $    0.02   $     0.26   $    0.01
                                                 ==========  ==========  ===========  ==========

    Basic - pro forma                            $    0.13   $   (0.02)  $     0.22   $   (0.05)
                                                 ==========  ==========  ===========  ==========
    Diluted - pro forma                          $    0.11   $   (0.02)  $     0.19   $   (0.05)
                                                 ==========  ==========  ===========  ==========

               RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

3.  RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.

4.  COMPREHENSIVE INCOME

The Company reports comprehensive income in accordance with the provisions of SFAS No. 130, Reporting Comprehensive Income. Comprehensive income (loss) consists of net income (loss) and gains (losses) on available-for-sale marketable securities.

5.  COMMON STOCK

On October 11, 2005, 10,000 stock options were exercised by one of the Company's directors for proceeds of $21,300. In January 2006, 54,000 stock options were exercised by the Company's employees for proceeds of $138,240 and in February 2006, 10,000 stock options by one of the Company's directors for $25,400. Also, 30,000 shares of the Company's common stock was sold to a non-employee for $75,000 in January 2006. In March 2006, a non-employee exercised 25,000 stock options for $64,063 and the seller of the New York club converted $675,000 of principal from the related promissory note into 150,000 shares of restricted common stock.

6.  SEGMENT INFORMATION

Below is the financial information related to the Company's segments:

                              FOR THE THREE MONTHS          FOR THE SIX MONTHS
                                   ENDED MARCH 31,             ENDED MARCH 31,
                                 2006         2005          2006          2005
REVENUES
  Club operations          $5,915,580   $3,262,661   $11,484,298   $ 6,407,640
  Internet websites           203,936      180,729       414,955       367,960
                           -----------  -----------  ------------  ------------
                           $6,119,516   $3,443,390   $11,899,253   $ 6,775,600
                           ===========  ===========  ============  ============
NET INCOME
  Club operations          $1,317,697   $  317,999   $ 2,340,205   $   947,568
  Internet websites            30,447       27,226        79,296        58,412
  Corporate expenses         (642,074)    (508,309)   (1,187,975)   (1,094,079)
  Discontinued operations         ---      225,162           ---       143,693
                           -----------  -----------  ------------  ------------
                           $  706,070   $   62,078   $ 1,231,526   $    55,594
                           ===========  ===========  ============  ============

              RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

7.  REVENUE RECOGNITION

The Company recognizes revenue from the sale of alcoholic beverages, food and merchandise, and services at the point-of-sale upon receipt of cash, check, or credit card charge. This includes daily, annual and lifetime VIP memberships.

Under Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, membership revenue should be deferred and recognized over the estimated membership usage period. Management estimates that the weighted average useful lives for memberships are 12 and 24 months for annual and lifetime memberships, respectively. The Company does not track membership usage by type of membership, however it believes these lives are appropriate and conservative, based on management's knowledge of its client base and membership usage at the clubs.

If the Company had deferred membership revenue and recognized it based on the lives above, the impact on revenue and net income recognized would have been an increase of approximately $0 and $4,243 for the three months and an increase of $0 and $3,936 for the six months ended March 31, 2006 and 2005, respectively. This would have also resulted in a deferred revenue balance of approximately $0 and $2,066 as of March 31, 2006 and 2005, respectively. Management does not believe the impact of this difference in accounting treatment is material to the Company's annual and quarterly financial statements. However, the Company began to record revenues in such manner effective January 1, 2004, and hence as of March 31, 2006 deferred revenues of approximately $19,200 have been recorded related to such memberships.

The Company recognizes Internet revenue from monthly subscriptions to its online entertainment sites when notification of a new subscription is received from the third party hosting company or from the credit card company, usually two to three days after the transaction has occurred. The Company recognizes Internet auction revenue when payment is received from the credit card company as revenues are not deemed estimable nor collection deemed probable prior to that point.

8.  LONG-TERM DEBT

On  February  6,  2006,  the  Company  issued  a  Convertible  Debenture  (the
"Debenture") to an unrelated investment group for the principal sum of $1,000,950 bearing interest at the rate of 10% per annum, with a maturity date of February 1, 2009. Under the terms of the Debenture, the Company is required to make three quarterly interest payments beginning May 1, 2006. Thereafter, the Company is required to make nine equal quarterly principal and interest payments. At any time after 366 days from the date of issuance of this Debenture, the Company has the right to redeem the Debenture in whole or in part at any time during the term of the Debenture. At the election of the Holder, the Holder has the right at any time to convert all or any portion of the principal or interest amount of the Debenture into shares of our common stock at a rate of $4.75 per share, which approximates the closing price of the Company's stock on February 6, 2006. The proceeds of the Debenture was used to

              RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

8.  LONG-TERM DEBT (CONTINUED)

payoff  certain  debt  and  increase  our  working  capital.

9.  ACQUISITIONS AND DISPOSITIONS

On January 18, 2005, the Company completed the acquisition of Peregrine Enterprises, Inc., which operated the Paradise Club in Midtown Manhattan, New York (50 West 33rd Street). The total consideration was for $7.775 million for the assets and stock of the former Paradise Club, which had operated on the site for more than a decade. The transaction consisted of $2.5 million in cash and $5.125 million in a promissory note bearing simple interest at the rate of 4.0% per annum with a balloon payment at end of five years, part of which is convertible to restricted shares of Rick's Cabaret common stock at prices ranging from $4.00 to $7.50 per share, and transaction costs of $150,000. The results of operations of the club are included in our consolidated statement of operations from January 18, 2005.

The following unaudited pro forma information presents the results of operations as if the acquisition had occurred as of the beginning of the immediate preceding period. The pro forma information is not necessarily indicative of what would have occurred had the acquisition been made as of such periods, nor is it indicative of future results of operations. The pro forma amounts give effect to appropriate adjustments for the fair value of the assets acquired, amortization of intangibles and interest expense.

                                                  FOR THE THREE MONTHS   FOR THE SIX MONTHS
                                                       ENDED MARCH 31,      ENDED MARCH 31,
                                                                  2005                 2005
Revenues                                          $          3,443,390   $       7,261,600
Net income (loss) from continuing
  operations                                      $           (163,084)  $        (368,099)
Net income (loss)                                 $             62,078   $        (224,406)

Net income (loss) per share - basic and diluted   $               0.02   $           (0.06)

On March 31, 2005, the Company completed the sale of one of its clubs known as 'Rick's South' to MBG Acquisition LLC for $550,000 cash. In connection with the sale, the Company recorded a gain of $291,987. The club's business was accounted for as discontinued operations under accounting principles generally accepted in the United States of America and therefore, the club's results of operations and such assets and liabilities as of March 31, 2005 have been removed from the Company's consolidated results of continuing operations and balance sheet for all periods presented in this document and the cash flows for the six months ended March 31, 2005 have been provided in the consolidated statement of cash flows.

              RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

10.  SUBSEQUENT EVENTS

On April 17, May 1, and May 3, 2006, the seller of the New York club converted a total of $900,000 of principal from the related promissory note into 150,000 shares of restricted stock.

On April 5, 2006, the Company's wholly owned subsidiary, RCI Holdings, Inc. completed the acquisition of real property located at 9009 Airport Blvd., Houston, Texas where the Company currently operates Rick's Sports Bar (previously Hummers Sports Bar and XTC South clubs). Pursuant to the terms of the Agreement, the Company paid a total sales price of $1,300,000 which consisted of $500,000 in cash and 160,000 shares of the Company's restricted common stock. As part of the transaction, the Company has agreed to file a registration statement for the resale of such restricted common stock within 45 days after the closing. Additionally, nine months after the filing of the Registration Statement, the Seller shall have the right, but not the obligation, to have the Company buy the shares at a price of $5.00 per share at a rate of no more than 10,000 shares per month until such time as the Seller receives a total of $800,000 from the sale of such shares. Alternatively, the Seller shall have the option to sell such shares in the open market upon the effectiveness of the Registration Statement. The transaction was the result of arms-length negotiations between the parties.

On May 9, 2006, the Company purchased Joint Ventures, Inc., an operator of an adult nightclub in South Houston, Texas, formerly known as Dreamers Cabaret & Sports Bar located at 802 Houston Blvd. The purchase price was for $840,000 paid in cash. The club, located in Houston suburbs, has been converted to an XTC Cabaret.

On April 28, 2006, the Company entered into convertible debentures with three shareholders for a principal sum of $825,000. The term is for two years and the interest rate is 12% per annum. At the election of the holders, the holders have the right at any time to convert all or any portion of the principal or interest amount of the debenture into shares of the Company's common stock at a rate of $6.55 per share. The debenture provides, absent shareholder approval, that the number of shares of the Company's common stock that may be issued by the Company or acquired by the holders upon conversion of the debenture shall not exceed 19.99% of the total number of issued and outstanding shares of the Company's common stock.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The officers and directors of the Company are indemnified as provided by the Texas Business Corporation Act (the "TBCA") and the Bylaws of the Company. Unless specifically limited by a corporation's articles of incorporation, the TBCA automatically provides directors with immunity from monetary liabilities. Our Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

     a. willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
     b. a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
     c. a transaction from which the director derived an improper personal profit; and
     d.   willful  misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Texas against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Texas law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Texas law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

Our Bylaws provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.


ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses have been paid by us.

     Securities and Exchange Commission Registration Fee  $   501.40
     Printing and Engraving Expenses                      $ 1,000.00
     Accounting Fees and Expenses                         $ 5,000.00
     Legal Fees and Expenses                              $15,000.00
     Blue Sky Qualification Fees and Expenses                    -0-
     Miscellaneous                                               -0-

     TOTAL                                                $21,501.40

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration during the last three years. Except as otherwise noted, all sales below were made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Act") and no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. No advertising or general solicitation was employed in offering the securities. In each instance, the offerings and sales were made to a limited number of persons, who were either (i) accredited investors,
(ii)  business  associates  of the Company (iii) employees  of the  Company,  or
(iv) executive officers or directors of the Company. In addition, the transfer of such securities was restricted by the Company in accordance with the requirements of the Act. Furthermore, all of the above-referenced persons were provided with access to our filings with the Securities and Exchange Commission.

1. On April 28, 2006, the Company entered into convertible debentures with three shareholders for a principal sum of $825,000. The term is for two years and the interest rate is 12% per annum. At the election of the holders, the holders have the right at any time to convert all or any portion of the principal or interest amount of the debenture into shares of the Company's common stock at a rate of $6.55 per share. The debenture provides, absent shareholder approval, that the number of shares of the Company's common stock that may be issued by the Company or acquired by the holders upon conversion of the debenture shall not exceed 19.99% of the total number of issued and outstanding shares of the Company's common stock.

2. On April 5, 2006, the Company's wholly owned subsidiary, RCI Holdings, Inc. completed the acquisition of real property located at 9009 Airport Blvd., Houston, Texas where the Company currently operates Rick's Sports Bar (previously Hummers Sports Bar and XTC South clubs). Pursuant to the terms of the Agreement, the Company paid a total sales price of $1,300,000 which consisted of $500,000 in cash and 160,000 shares of the Company's restricted common stock. Additionally, nine months after the filing of the Registration Statement, the Seller shall have the right, but not the obligation, to have the Company buy the shares at a price of $5.00 per share at a rate of no more than 10,000 shares per month until such time as the Seller receives a total of $800,000 from the sale of such shares. Alternatively, the Seller shall have the option to sell such shares in the open market upon the effectiveness of the Registration Statement. The transaction was the result of arms-length negotiations between the parties.

3. On February 6, 2006, the Company issued a Convertible Debenture (the "Debenture") to an unrelated investment group for the principal sum of $1,000,950 bearing interest at the rate of 10% per annum, with a maturity date of February 1, 2009. Under the terms of the Debenture, the Company is required to make three quarterly interest payments beginning May 1, 2006. Thereafter, the Company is required to make nine equal quarterly principal and interest payments. At any time after 366 days from the date of issuance of this Debenture, the Company has the right to redeem the Debenture in whole or in part at any time during the term of the Debenture. At the election of the Holder, the Holder has the right at any time to convert all or any portion of the principal or interest amount of the Debenture into shares of our common stock at a rate of $4.75 per share, subject to adjustment under certain conditions.

4. In January 2006, we sold 30,000 shares of our restricted common stock to a non-employee for $75,000.

5. In January 2006, 54,000 stock options were exercised by the Company's employees.

6. On July 22, 2005, we entered into a secured convertible debenture with one of our shareholders for a principal sum of $660,000 which bears interest at the rate of 12% per annum. The term is for three years. The debenture matures on August 1, 2008. The principal amount of the debenture is convertible into shares of our common stock at a rate of $3.00 per share. We also issued 50,000 warrants at $3.00 per share in relation to this debenture. The debenture is secured by our ownership in Citation Land, LLC and RCI Holdings, Inc., both are wholly owned subsidiaries. The debenture provides, absent shareholder approval, that the number of shares of the Company's common stock that may be issued by the Company or acquired by the holders upon conversion of the debenture shall not exceed 19.99% of the total number of issued and outstanding shares of the Company's common stock.

7. In July 2005, we sold 200,000 shares of our common stock in a private transaction to 13 persons at $2.00 per share for a total consideration of $400,000.

8. On June 10, 2005, as a part of the purchase of a nightclub in Charlotte, North Carolina, we issued 180,000 shares of our common stock to the Seller which, pursuant to the Purchase Agreement, were valued at $675,000.

9. In March 2005, we sold 150,000 shares of our common stock in a private transaction to one investor at $2.50 per share and received proceeds of $375,000.

10. In March 2005, we issued 12,000 shares of our restricted common stock at a value of $2.26 per share for consulting services.

11. On January 18, 2005, we entered a Secured Convertible Note with the Seller of Peregrine Enterprises, Inc. in the amount of $5,125,000 bearing simple interest at the rate of 4.0% per annum. The Note is payable commencing 120 days after Closing as follows: (a) the payment of $58,333.33 per month for twenty-four (24) consecutive months; (b) the payment of $63,333.33 for twenty-four (24) consecutive months; (c) the payment of $68,333.33 for twelve (12) consecutive months; and (d) a lump sum payment of the remaining balance to be paid on the sixty-first (61st) month. $2,000,000 of the principal amount of the Note is convertible into shares of our restricted common stock at prices ranging from $4.00 to $7.50 per share. From February through May, 2006, the Seller converted a total of $1,575,000 of the principal debt, for which we issued 300,000 shares of our restricted stock.

ITEM 27.  EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit
Number   Description
------  ------------

3.1     Articles  of  Incorporation  of  Rick's  Cabaret International, Inc. (1)
3.2     Bylaws  of  Rick's  Cabaret  International,  Inc.  (1)
4.1     Stock Purchase Agreement with Philip Einsenberg dated September 14, 2004
        (2)
4.2 Secured Convertible Promissory Note with Philip Eisenberg dated January 18, 2005 (2)
4.3     Purchase  Agreement  with  Tony  Hege  dated  June  11,  2005  (3)
4.4     Promissory  Note  (Tony  Hege)  dated  June  10,  2005  (3)
4.5     Subscription  Agreement  (Jay  Teitelbaum)  dated  February 24, 2005 (4)
4.6     Secured Convertible Debenture with Ralph McElroy dated July 22, 2005 (4)
4.7     Warrant  Agreement  (Ralph  McElroy)  dated  July  22,  2005  (5)
4.8     Subscription  Agreement  [Form  Of]  (4)
5.1     Legal  Opinion  of  Axelrod,  Smith  &  Kirshbaum,  P.C.  (4)
10.1    Employment  Agreement  with  Eric  Langan  (6)
10.2    Employment  Agreement  with  Travis  Reese  (4)
10.3    Improved  Real  Property  Commercial  Contract  (5)
10.4    Stock  Purchase  Agreement  with  Joint  Ventures,  Inc.  (7)
21.1    List  of  Subsidiaries  (4)
23.1    Consent  of Whitley Penn, LLP, Independent Registered Public Accounting
        Firm
99.1    Convertible Debenture with Fairfield Investments dated February 6, 2006
99.2    Convertible  Debenture  with  Ralph  McElroy  dated  April  28,  2006
99.3    Convertible  Debenture  with  Wade  McElroy  dated  April  28,  2006
99.4    Convertible  Debenture  with  Ryan  McElroy  dated  April  28,  2006

Footnotes  to  Exhibits:
-----------------------
(1) Previously filed as an exhibit to the Company's Form SB-2 on January 11, 1995 and incorporated herein by reference.
(2) Previously filed with the Company's Form 8-K on January 24, 2005, and incorporated herein by reference.
(3) Previously filed with the Company's Form 8-K on June 15, 2005, and incorporated herein by reference.
(4) Previously filed with the Company's Form SB-2 Registration Statement on August 24, 2005, and incorporated herein by reference.
(5) Previously filed with the Company's Form 8-K on March 27, 2006, and incorporated herein by reference.
(6) Previously filed with the Company's Form 8-K on April 14, 2006, and incorporated herein by reference.
(7) Previously filed with the Company's Form 8-K on May 11, 2006, and incorporated herein by reference.

ITEM  28.  UNDERTAKINGS.


The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i)  If  the  registrant  is  relying  on  Rule  430B:

          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          Each  prospectus  required  to  be  filed  pursuant to Rule 424(b)(2),
          (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
          (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
----------

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of May, 2006.


RICK'S CABARET INTERNATIONAL, INC.

By /s/ Eric Langan
   ---------------
Eric Langan
President and Chief Executive Officer

                                POWER OF ATTORNEY

Rick's Cabaret International, Inc. and each of the undersigned do hereby appoint Eric Langan his true and lawful attorney to execute on behalf of Rick's Cabaret International, Inc. and the undersigned any and all amendments to this Registration Statement on Form SB-2 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; each of such persons shall have the power to act hereunder with or without the other.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Signature                  Title                                Date
By /s/ Eric Langan         Chairman of the Board, Director,     May 23, 2006
   ---------------------   President, Chief Executive Officer,
Eric Langan                Chief Financial Officer, And
                           Principal Accounting Officer

By /s/ Travis Reese*       Vice President and Director          May 23, 2006
   ---------------------
Travis Reese

By /s/ Steven L. Jenkins*  Director                             May 23, 2006
   ---------------------
Steven L. Jenkins

By /s/ Alan Bergstrom*     Director                             May 23, 2006
   ---------------------
Alan Bergstrom

By /s/ Robert Watters*     Director                             May 23, 2006
   ---------------------
Robert Watters

*  By Eric Langan, Attorney-in-fact